Exhibit 10.1

AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES REIT AIRPORT CORPORATE CENTER LLC,
a Delaware limited liability company

AND

HINES REIT ACC II LLC,
a Delaware limited liability company
as Sellers

AND

CBRE SPUS7 ACQUISITIONS, LLC,
a Delaware limited liability company

as Purchaser

pertaining to

Airport Corporate Center (Miami, FL)
EXECUTED EFFECTIVE AS OF

July 11, 2014

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of July 11, 2014 (the “Effective Date”), by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“HRACC I”) and HINES REIT ACC II LLC, a Delaware limited liability company (“HRACC II”); HRACC I and HRACC II are each individually, a “Seller” and collectively the “Seller”, depending upon the context in which such term is used), and CBRE SPUS7 ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Additional Deposit” has the meaning ascribed to such term in Section 4.1.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Approval Notice” has the meaning ascribed to such term in Section 5.4.
“Arbiter” has the meaning ascribed to such term in Section 10.9(c).
“Assumption” has the meaning ascribed to such term in Section 5.7(c).
“Assumed Debt” has the meaning ascribed to such term in Section 5.7(c).
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.

“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or the City and State in which the Property is located. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claim Dispute” has the meaning ascribed to such term in Section 10.9(a).
“Claim Dispute Notice” has the meaning ascribed to such term in Section 10.9(b).
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be ten (10) Business Days after the later of: (i) the Contingency Date, or (ii) the approval of the Assumption by the Mortgage Lender in writing, which date may be extended only by Seller in its sole discretion in accordance with Section 10.1, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing. Notwithstanding any other provision herein to the contrary, in no event shall Closing occur later than December 15, 2014 (TIME BEING OF THE ESSENCE) without the written consent of both Seller and Purchaser, and neither party shall have the right to extend the Closing Date pursuant to any provision of this Agreement beyond such deadline.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth, respectively, in Sections 3.2 (subject to Section 16.1), 4.8, 4.10, 5.2 (b), 5.2(d), 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2 (subject to Section 16.1), 10.3(r), 10.4 (subject to the limitations therein), 10.6, 10.7, 10.9, 11.1, 13.3, 15.1, 16.1, and Article XVII.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).

“Code” has the meaning ascribed to such term in Section 4.10.
“Contingency Date” shall mean July 31, 2014.
“Current Survey” has the meaning ascribed to such term in Section 6.1
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 1:00 p.m. Miami, Florida Time on the Closing Date.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Funds” has the meaning ascribed to such term in Section 10.9(b).
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.

“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Existing Tenant Work Contracts” means the Tenant Work Contracts identified on Exhibit M attached hereto, as any of the same may have been amended, which Exhibit shall be updated by Seller at Closing under Section 10.1(h) hereof.
“Existing Unpaid Tenant Concessions” means any and all Leasing Costs which remain to be paid or performed by Seller as of the Effective Date.
“Final Damage” has the meaning ascribed to such term in Section 10.9(c).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“HRACCI” has the meaning ascribed to such term in the opening paragraph.
“HRACCI Property” means the portion of the Property owned by HRACCI.
“HRACCII” has the meaning ascribed to such term in the opening paragraph.
“HRACCII Property” means the portion of the Property owned by HRACCII.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Initial Deposit” has the meaning ascribed to such term in Section 4.1.

“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all intangible property, if any, owned by Seller and related to the Real Property and Improvements, including, without limitation, (i) any and all trade names (including, without limitation, the name “Airport Corporate Center”) and all goodwill related thereto, trademarks, logos, photos of the Improvements, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its Affiliates, the property manager and Tenants); (ii) all assignable plans and specifications and other architectural and engineering drawings for the Real Property and Improvements; (iii) all assignable warranties or guaranties given or made with respect to the Improvements or Personal Property; and (iv) the following domain name and website operated under such domain name: www.airportcorporate.com; provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Known To Purchaser” means the present actual (as opposed to constructive or imputed, except as provided below) knowledge of Michael E. Burrichter and Mark Zikakis who are Principals and authorized representatives of Purchaser. Such individuals and Purchaser shall be deemed to know the contents of (a) any Leases, Service Contracts, and matters that are expressly and clearly stated in other Due Diligence Items made available to Purchaser for review in the data room described in Section 5.2, (b) any tenant estoppel certificates and contractor estoppel certificates received by Purchaser, (c) any reports, tests, or studies obtained by Purchaser, and (d) any written disclosures by Seller to Purchaser. Such individuals are named in this Agreement solely for the purpose of establishing Purchaser's knowledge. Such individuals shall not be deemed parties to this Agreement, or to have undertaken any of Purchaser's obligations hereunder or to have made any of Purchaser's representations or warranties hereunder. No recourse shall be had to such individuals for any of Purchaser's obligations or representations or warranties hereunder (and Seller hereby waives any liability of or recourse against such individuals).
“Leasing Agreement” means the leasing agreement between HRACCI and the applicable leasing agent, if any, as amended from time to time.
“Leasing Costs” shall mean, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense. “Leasing Costs” also includes the Existing Unpaid Tenant Concessions.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, variances, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements thereon, together with all renewals and modifications thereof.
“Loan Assumption Documents” has the meaning ascribed to such term in Section 5.7(c).
“Loan Assumption Notice” has the meaning ascribed to such term in Section 5.7(c).
“Loan Assumption Period” shall commence on the Effective Date and end at 5:00 p.m. (Central time) on the date that is seventy-five (75) calendar days after the Contingency Date (subject to two thirty (30)-day extensions by Purchaser as provided in Section 5.7(d) below).
“Major Tenants” means (i) each Tenant listed on Exhibit C-1 and (ii) any Tenant under a Tenant Lease executed after the Effective Date as approved by Purchaser to the extent required under Section 7.1 hereof, which Tenant leases 22,000 or more square feet of leaseable area within the Improvements.
“Management Agreement” means collectively, one or more property management agreements between Seller and Hines Interests Limited Partnership, as amended from time to time.
“Material Breach” has the meaning ascribed to such term in Section 10.9(a).
“Material Breach Credit” has the meaning ascribed to such term in Section 10.9(a).
“Mortgage Lender” has the meaning ascribed to such term in Section 5.7(a).
“Mortgage Loan” has the meaning ascribed to such term in Section 5.7(a).
“Mortgage Loan Documents” means all of the loan agreements and documents listed on Exhibit J hereto, as the same may be amended and supplemented pursuant to the terms of the Loan Assumption Documents.
“Must-Cure Matters” means an objection to (a) a lien or encumbrance affecting the Real Property and Improvements that constitutes, secures or evidences an outstanding obligation of Seller under any mortgage, deed to secure debt, deed of trust or similar security instrument which secures a loan or other monetary obligation of Seller encumbering title to all or any part of the Real Property and Improvements and which was voluntarily granted to the beneficiary or holder thereof by Seller to secure such obligation (excluding the Mortgage Loan Documents), (b) a lien or encumbrance affecting the Real Property and Improvements that constitutes, secures or evidences an outstanding obligation of Seller under any mechanic’s, materialman’s or similar lien encumbering the Real Property and Improvements (unless resulting from (i) any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any Tenant, (ii) work to be paid for after Closing with respect to any Tenant Work Contract or Project Improvements Contract for which

Purchaser receives a credit against the Purchase Price at Closing pursuant to Section 10.4(e) and Section 10.4(g), respectively, (iii) work under any Tenant Work Contract, as approved (or deemed approved) by Purchaser pursuant to Section 7.1(i), entered into between the Effective Date and Closing or (iv) any act or omission, including the performance of construction, by any Tenant), (c) any other lien or encumbrance affecting the Real Property and Improvements that constitutes, secures or evidences an outstanding obligation of Seller under any judgment entered against Seller by a court of competent jurisdiction, or (d) any lien of ad valorem real or personal property taxes, assessments and governmental charges affecting Seller’s interest in all or any portion of the Real Property and Improvements that are delinquent.
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of the City and County in which the Property is located.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the furniture, equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in or used exclusively in connection with the ownership or operation of the Improvements owned by Seller, specifically including all of the items listed on Exhibit L, but specifically excluding any of the following that are not listed on Exhibit L: (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets.
“Project Improvements Contract” has the meaning assigned to such term in Section 10.4(g).
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 5.4.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).

“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Person” has the meaning ascribed to such term in Section 8.2(e).
“Purchaser’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(c).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“Real Property” means those certain parcels of or interests in the real property commonly known as Airport Corporate Center in Miami, Florida, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Reserved Company Assets“ shall mean the following assets of Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing (for purposes of clarification, only the portion of a rent payment due prior to Closing that is attributable to a period prior to Closing shall constitute a Reserved Company Asset), including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names ““Hines” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property and any other intangible property that is not used exclusively in connection with the Property.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).
“Seller Person” has the meaning ascribed to such term in Section 8.1(m).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller Response Deadline” has the meaning ascribed to such term in Section 6.2(a).
“Seller’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(c).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).
“Service Contract Notice” has the meaning ascribed to such term in Section 10.3(h).
“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by Seller and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B-1 attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e).
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Property or a portion thereof either (i) requiring repair costs (or resulting in a loss of value) in excess of an amount equal to $2,000,000.00 or (ii) allowing any Tenant then leasing in the aggregate 20,000 square feet or more of space within the Improvements to terminate its Tenant Lease.
“Tenant Deposits” means all security deposits, parking deposits, construction deposits and other deposits paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements and any and all guaranties provided with respect thereto (and any and all written renewals, amendments, modifications and supplements of any of the foregoing) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements and any and all guaranties provided with respect thereto, entered into after the Effective Date and prior to the Closing Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date and prior to the Closing Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenant Work Contract” means a contract between Seller and a contractor for the construction or installation of tenant improvements under a Tenant Lease.
“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants. “Tenant” does not include guarantors under guaranties of Tenant Leases.
“Termination Notice” has the meaning ascribed to such term in Section 6.2.
“Termination Nullification Notice” has the meaning ascribed to such term in Section 10.9(a).
“Termination Nullification Period” has the meaning ascribed to such term in Section 10.9(a).
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 5.2, 5.3, 5.5, 5.6, 7.3, 8.1 (subject to the limitations of Section 13.1), 8.2 (subject to the limitations of Section 13.2), 11.1, 12.1, 14.1, 15.1, Article XIII and Article XVII.
“Title Company” means Commonwealth Land Title Insurance Company, at its offices located at 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017.
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Ken Jett (Fund Asset Manager), Seller’s asset manager for the Property, and Gonzalo Cortabarria (Project Officer) and Augusto Alizo (Property Manager), each of which are employees of Seller’s third-party property manager for the Property, without any independent investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals, which are not employees of Seller, but are employees of the third-party manager for the Property).
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, the Real Property and Improvements, together with all of Seller’s right, title and interest in and to each of the following attributable to the Real Property and Improvements (a) the Personal Property, (b) the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits (if any); (c) the Service Contracts in effect on the Closing Date and assumed by Purchaser under Section 5.8 hereof, to the extent such Service Contracts are assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained; (d) the Licenses and Permits, to the extent such Licenses and Permits are assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained; (e) the Intangible Personal Property to the extent assignable without the necessity of consent or approval and if consent or approval is required, to the extent any necessary consent or approval has been obtained; and (f) the Mortgage Loan Documents and all other rights arising out of the Mortgage Loan, including Seller’s interest in any reserve accounts maintained pursuant to the provisions of the Mortgage Loan Documents (collectively with the Real Property, the “Property”).
Section 2.2    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III
CONSIDERATION

Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) will be $132,250,000 in lawful currency of the United States of America, payable as provided in Section 3.3. The Purchase Price shall be allocated $129,250,000.00 to Parcel 6 and $3,000,000.00 to the balance of the Property.
Section 3.2    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, Purchaser assumes and agrees to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessor in title in the Tenant Leases, Service Contracts assumed by Purchaser under Section 5.8 hereof, the Licenses and Permits, the Intangible Personal Property, and the Mortgage Loan Documents assigned to Purchaser and which first accrue and are to be performed on or subsequent to the Closing Date, and (ii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e).
Section 3.3    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. Provided the conditions precedent to Purchaser’s obligation under Section 10.2 have been satisfied or waived by Purchaser in writing, no later than 1:00 p.m. Pacific time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section 4.1    Earnest Money Deposit. Within one (1) Business Day after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of $5,000,000 (the “Initial Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Initial Deposit within the time period described above, this Agreement shall automatically terminate. Within three (3) Business Days after the Contingency Date, if Purchaser has delivered an Approval Notice pursuant to Section 5.4, Purchaser shall deposit with the Title Company, in immediately available federal funds, the additional sum of $5,000,000 (“Additional Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. If Purchaser fails to deposit the Additional Deposit within the time period described above, then Seller may in its discretion terminate this Agreement by written notice to Purchaser, whereupon this Agreement shall automatically terminate, the Initial Deposit shall be returned to Purchaser and neither party shall have any further duties or obligations hereunder other than the Termination Surviving Obligations. The Initial Deposit and the Additional Deposit, if made, plus all interest thereon, shall be the “Earnest Money Deposit”. If Closing occurs, the Earnest Money Deposit shall be applied to the payment of the Purchase Price at Closing.
Section 4.2    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to terminate this Agreement pursuant to the terms hereof and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to terminate this Agreement pursuant to the terms hereof and Seller’s execution, delivery, and performance of the Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, the terms of such additional escrow instructions will control.
Section 4.4    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.5    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.6 (or if such a notice has been previously received, the Title Company has received a withdrawal of such notice), and further provided that all of the conditions precedent to Closing set forth in Article X have been either satisfied or expressly waived in writing by the party benefitting from any unsatisfied condition, when Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:

(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)    Disburse all sums payable to third parties in accordance with the Closing Statement, whether from the account of Purchaser or Seller;
(e)    Deliver the Deed to Purchaser by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;
(f)    Issue to Purchaser the Title Policy required by Section 6.3 of this Agreement;
(g)    Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
(h)    Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
Section 4.6    Termination Notices. If at any time prior to the expiration of the Property Approval Period, the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, or if Purchaser does not timely deliver its Approval Notice under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice or after the Contingency Date, as applicable, will deliver the Earnest Money Deposit to Purchaser. If at any time, except as provided in the preceding sentence, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within five (5) Business Days after receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing five (5) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following the Title Company’s receipt of said certificate, the Title

Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
Section 4.7    Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit. Purchaser and Seller shall each pay one-half of the reasonable attorneys’ fees and court costs incurred by Title Company in connection with any such interpleader action.
Section 4.8    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.9    Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company (the parties hereby approving Bank of America, N.A., and Wells Fargo Bank, N.A., as an acceptable bank). The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    During the Property Approval Period, and thereafter until the Closing Date, Purchaser and its agents, representatives, contractors and consultants shall inspect and investigate the Property and shall conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at any time prior to Closing at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Seller and Seller shall have the right to participate in any such communications. Purchaser will provide to Seller written notice (which may be by e-mail) of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with any Tenants and service providers, provided that Purchaser shall not be prohibited from proceeding with any entry, inspection or communication if no Seller representative is present so long as Purchaser has given Seller the foregoing notice thereof and opportunity to be present. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State in which the Property is located carrying the insurance required under Section 5.3 below; provided, however, that no physical or invasive testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion; and provided, further, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser, except with respect to routine requests for information, shall provide Seller at least twenty-four (24) hours prior written notice (which may be by e-mail) of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2    Document Review.
(a)    Seller has made available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room (the “data room”), or by being made available at the office of the Property’s property manager (with assistance from the property manager in identifying the exact location of specific materials), the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll; (iv) operating statements and rent rolls for the stub-period of the current calendar year plus the prior two calendar years; (v) copies of Tenant Leases, Service Contracts (including commission agreements), and Existing Tenant Work Contracts, Project Improvement Contracts, and Licenses and Permits; (vi) a current inventory of the Personal Property; (vii) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property; and (viii) such other written materials in Seller’s possession or control regarding the Property as Purchaser may reasonably request (collectively, the “Documents”). “Documents” shall not include (and Seller shall have no obligation to provide written materials requested by Purchaser that constitute) (1)

any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates to the extent relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller considers proprietary (such as Seller’s or its property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); or (7) organizational, financial and other documents relating to Seller or its Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); (8) any materials projecting or relating to the future performance of the Property, or (9) any Reserved Company Assets. Except for the representations expressly made in Section 8.1 hereto, Seller makes no other representation or warranty as to the accuracy or completeness of any Documents.
(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Except as provided in Article XII, Purchaser agrees not to disclose prior to Closing, and Seller agrees not to disclose after Closing, the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s and Seller’s respective organizations other than their respective attorneys, partners, accountants, consultants, advisors, lenders or investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser and Seller each further agrees that, except as provided in Article XII, within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s or Seller’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser or Seller in connection with the feasibility of Purchaser’s acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information prior to Closing, and Seller agrees not to disclose after Closing, except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and Purchaser’s Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser and Seller shall each be responsible for any breaches of confidentiality under this Agreement by any of their respective Permitted Outside Parties.
(c)    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall be entitled to retain one copy of such confidential information to the extent necessary in order to comply with any applicable laws or regulations, and shall only be required to use commercially reasonable efforts to return or destroy any materials stored electronically, and Purchaser shall not be required to return or destroy any electronic copy of the materials created pursuant to Purchaser’s standard electronic backup and archival procedures, provided that all such materials shall continue to be kept confidential pursuant to the terms of the this Agreement.
(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
(e)    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as close as is reasonably comparable to the condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs.
(b)    Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens and Claims arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that the foregoing indemnity shall not apply to any Claims arising by virtue of (i) the mere discovery or release of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition or (ii) the negligence or willful misconduct Seller or any of the Tenants, or any of their respective agents, employees or contractors.
(c)    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
Section 5.4    Property Approval Period. Between the Effective Date and 5:00 p.m. (Central time) on the Contingency Date (the “Property Approval Period”), Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion and for any reason or no reason, may determine whether or not Purchaser’s acquisition of the Property is acceptable to Purchaser within the Property Approval Period. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, prior to 5:00 p.m. (Central time) on the Contingency Date, notify Seller in writing (an “Approval Notice”) that Purchaser has approved the matters described in Sections 5.1 and 5.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. If Purchaser fails to timely deliver an Approval Notice pursuant to the foregoing, this Agreement shall automatically terminate and Purchaser, acting unilaterally, shall be entitled to receive a full refund of the Earnest Money Deposit (less the Independent Consideration, which shall be paid to Seller). Purchaser shall pay any cancellation fees or charges of Title Company, and except for Termination Surviving Obligations under this Agreement, which expressly survive termination of this Agreement, the parties shall have no further rights or obligations to one another under this Agreement.
Section 5.5    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT) AND IN THE CLOSING DOCUMENTS, BY WHICH ALL OF THE

FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1 HEREOF AND IN THE CLOSING DOCUMENTS, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO ANY REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF ANY REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT) AND IN THE CLOSING DOCUMENTS. THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon expiration of the Property Approval Period, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller herein as limited by Section 16.1 of this Agreement and in the Closing Documents) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller are not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein or in the Closing Documents. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.
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Purchaser Initials
Section 5.6    Purchaser’s Release of Seller.
(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, officers, directors, controlling persons and Affiliates, hereby releases Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. Notwithstanding the foregoing, the releases and waivers by Purchaser under this Section 5.6 shall not be deemed to release or waive Seller from fraud or from performing Seller's obligations under this Agreement, under any Closing Document or with respect to the Closing Surviving Obligations (subject to Section 16.1) or Claims based thereon. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
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Purchaser Initials
(b)    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has (or shall have prior to the expiration of the Property Approval Period) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property are or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
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Purchaser Initials

(d)    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
Section 5.7    Assumption of Loan.
(a)    Existing Mortgage Loan Details. Purchaser shall, subject to the terms and conditions of this Agreement and further subject to Mortgage Lender’s (as defined below) prior approval, assume that certain mortgage loan (the “Mortgage Loan”) in the original principal amount of Seventy-Nine Million and No/100 Dollars ($79,000,000) from John Hancock Life Insurance Company (U.S.A.) (together with its successors and assigns, “Mortgage Lender”) made to HRACCI, as evidenced by that certain Amended and Restated Mortgage Note, dated as of August 4, 2011, by HRACCI, as maker, in favor of the Mortgage Lender and secured by (among other instruments) that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Notice of Future Advance, dated as of August 4, 2011, executed by HRACCI in favor of the Mortgage Lender and recorded in Dade County, Florida. Purchaser shall receive a credit against the Purchase Price in an amount equal to the outstanding principal balance of the Mortgage Loan on the Closing Date (and a credit for any prorated interest to the extent provided in Section 10.4(a)). Seller and all guarantors and/or indemnitors under the Mortgage Loan shall be fully and completely released from all obligations and liability under the Mortgage Loan Documents, with such release to be effective at Closing. Purchaser acknowledges that it will need to provide a substantial, credit-worthy guarantor entity to provide guaranties on the same terms and conditions as the guaranties executed by Seller or its Affiliates, in order to secure the release of Seller and its affiliates from such Mortgage Loan obligations.
(b)    Preliminary Conditions of Loan Assumption. No later than five (5) Business Days following the Effective Date, HRACCI shall obtain from the Mortgage Lender, and deliver to Purchaser, in writing, the terms and conditions upon which Mortgage Lender shall be willing to consent to the transfer of the Property to Purchaser and Purchaser’s assumption of the Mortgage Loan Documents.
(c)    Loan Assumption Feasibility. Purchaser shall have until the expiration of the Loan Assumption Period to:
(i)    obtain the approval of the Mortgage Lender for assumption thereof, by Purchaser, through the execution by Purchaser and the Lender of such documents as may be prepared by Lender’s counsel, provided such documents are acceptable to Purchaser, in its sole discretion and Seller, in its reasonable discretion (unless any provision thereof would materially adversely impact Seller, in which case, Seller shall be entitled to approve such provision in its sole discretion) (as approved by Purchaser and Seller, the “Loan Assumption Documents”); provided further, however, that Purchaser shall not have the right to object to provisions therein contained relating to (A) the interest rate, (B) the payment of principal, or (C) the expiration or maturity date, provided that in all respects, the Loan Assumption Documents do not modify any of the foregoing items from those currently contained in the Mortgage Loan Documents, and provided further, however, that (D) Purchaser shall not have the right to object to provisions in the Loan Assumption Documents relating to Purchaser’s obligation to pay fees and expenses in connection with the approval of such Loan Assumption to the extent referenced in the Mortgage Loan Documents (it being understood and agreed that if a specific reference to the amount of such fees and expenses is not made in the Mortgage Loan Documents or, if a specific reference is made to the amount of such fees and expenses, but the fees and expenses in the Loan Assumption Documents exceed the amount expressly referenced in the Mortgage Loan Documents, then Purchaser may object to any such fees and expenses in the Loan Assumption Documents. In the event such Loan Assumption Documents are acceptable to Purchaser and Seller, in accordance with this Section 5.7(c) (except that Purchaser shall have no right to approve or object to the foregoing items (A) through (D), Purchaser may deliver a written notice (the “Loan Assumption Notice”) to Seller prior to the expiration of the

Loan Assumption Period agreeing to assume the Loan upon the terms set forth in the Loan Assumption Documents; and
(ii)    if either (A) Purchaser does not deliver the Loan Assumption Notice prior to the expiration of the Loan Assumption Period, or (B) in the Loan Assumption Notice Purchaser elects not to assume the Mortgage Loan, then this Agreement shall automatically terminate (and the Earnest Money Deposit shall be returned to Purchaser). If Purchaser elects to assume the Loan (the “Assumption”) through the delivery to Seller of a Loan Assumption Notice prior to the expiration of the Loan Assumption Period, Purchaser shall assume the principal balance outstanding under the Loan as of the Closing and all interest accruing after the Closing (the “Assumed Debt”). Purchaser shall pay all loan assumption fees set forth in the Loan Assumption Documents payable in connection with the assumption of the Assumed Debt (including that certain assumption fee in the amount of one percent (1.0%) of the then outstanding principal balance required under the Mortgage Loan Documents), and all transfer or other fees, costs and expenses charged by third parties in connection with Purchaser’s assumption of the Mortgage Loan Documents, all recording costs and expenses relating to the recordation of any assignment agreement or other documentation relating to Purchaser’s assumption of the Mortgage Loan Documents (including reasonable attorneys’ fees and other due diligence costs incurred by Lender), all title insurance premiums required in connection with the Assumption, and any other fees, costs and expenses relating to the Assumption as and when same shall be required by the Lender under the Loan Assumption Documents.
i.Extension of Loan Assumption Period. Notwithstanding anything to the contrary contained herein, provided that Purchaser is diligently pursuing the Lender’s approval of the Loan Assumption Documents in good faith, Purchaser shall have two (2) options to extend the Loan Assumption Period for two (2) additional periods of up to thirty (30) days each, with such option to be exercised by the delivery of written notice to Seller at least three (3) Business Days prior to the expiration of the then term of the Loan Assumption Period.
ii.Assumption is Closing Condition. Notwithstanding anything to the contrary contained herein or in the Mortgage Loan Documents, in no event shall Seller be required to prepay, defease or otherwise cause the discharge of the Mortgage Loan and convey the Property to Purchaser free and clear of the Mortgage Loan; it being acknowledged and agreed that the Mortgage Loan Assumption is a condition to Seller’s obligation to sell the Property and consummate the transactions contemplated by this Agreement. In the event of a failure of such condition, Seller may terminate the Agreement and Escrow Agent shall refund the Earnest Money Deposit to Purchaser.
Section 5.8    Service Contracts.  Prior to the expiration of the Property Approval Period, Purchaser will designate in writing which Service Contracts, if any, Purchaser will assume at Closing and those Service Contracts as to which Purchaser will require Seller to give a notice of termination at Closing; provided Purchaser must assume, and may not require termination of, any non-terminable Service Contracts or Service Contracts that require the payment of a fee, charge, or penalty to terminate, unless Purchaser pays such fee, charge, or penalty. The non-terminable Service Contracts are set forth on Exhibit B-2.  Taking into account any credits or prorations to be made pursuant to

Section 10.4(a), Purchaser will assume the obligations first arising from and after the Closing Date (but not otherwise) under those Service Contracts which will not be terminated under this Section 5.8.  Seller will terminate at Closing all Service Contracts that Purchaser does not elect (or is not required) to assume in accordance with the foregoing provisions of this Section 5.8. If Purchaser does not provide notice to Seller on a date that is more than (i) ninety-five (95) days prior to Closing of Purchaser’s election to have Seller terminate the elevator contract or (ii) thirty-five (35) days prior to Closing of Purchaser’s election to have Seller terminate any other terminable Service Contract at Closing, Purchaser shall give Seller a credit at Closing in the amount of the per diem cost under such Service Contract for each day after Closing that Seller incurs such cost as the result of Purchaser’s failure to give Seller such notice as provided above (or, at Purchaser's written election at or before Closing and in lieu of providing such credit, Purchaser may assume the remaining term of such Service Contract and payment obligations to be made thereunder until the effective termination date). If Purchaser fails to give a termination notice to Seller with respect to a specific Service Contract, Purchaser will be deemed to have elected to assume such Service Contract under this Section 5.8.  For avoidance of doubt and without the necessity of any further notice by Purchaser, Seller shall terminate at Closing the Management Agreement, the Leasing Agreement and any Service Contracts with Affiliates of Seller at no cost to Purchaser, regardless of any penalty, termination fee or other cost payable thereunder.
ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1    Survey. Prior to the execution and delivery of this Agreement, Seller has provided copies of the most currently available Surveys of each Real Property prepared by Schwebke Shiskin & Associates, each dated between January 8, 2010, January 14, 2010 (collectively, the “Current Survey”). Purchaser may, at its own cost, obtain updated surveys of each Real Property prior to the Title Notice Date (collectively, the “Updated Survey”).
Section 6.2    Title and Survey Review.
(d)    Prior to the execution and delivery hereof, Purchaser has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property dated with an effective date of April 2, 2014 (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser shall have until July 28, 2014 (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and Title Company of any matters shown on the PTR and/or the Updated Survey which are not satisfactory to Purchaser. If Seller has not received such written notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property and the Updated Survey, subject to Seller’s obligations set forth in Section 6.2(c) below. Except as expressly provided herein, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than July 30, 2014 (the “Seller Response Deadline”), written notice to Purchaser and Title Company identifying which disapproved items, if any, Seller shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Title Policy) (“Seller’s Response”). If Seller does not deliver Seller’s Response prior to such Seller Response Deadline, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or are deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the Contingency Date to (i) deliver a written notice terminating this Agreement (“Termination Notice”) to Seller and Title Company terminating this Agreement as set forth in Section 5.4 above, in which event Title Company is hereby authorized to refund the Earnest Money Deposit to Purchaser (less the Independent Consideration, which is to be paid to Seller) or (ii) waive any such objection to the PTR and the Updated Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Seller and Title Company have not received written notice from Purchaser by the Contingency Date, such failure shall be deemed Purchaser’s waiver of all such objections to the PTR and the Updated Survey, other than Must-Cure Matters. Notwithstanding the foregoing, in no event may Purchaser object to the Mortgage Loan Documents, the Mortgage Loan Documents shall not be Must-Cure Matters, and the Mortgage Loan Documents shall in all events be Permitted Exemptions.
(e)    Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the expiration of the Property Approval Period and the Closing and not shown in the Title Company’s most recently updated title commitment prior to the expiration of the Property Approval Period, and (ii) not disclosed in writing by Seller to Purchaser and the Title Company at least two (2) Business Days prior to the Contingency Date (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date which is two (2) Business Days after being made aware of the existence of such New Exception. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) Business Day period and for two (2) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) Business Day period, Seller does not remove the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance and the same at or prior to Closing, then Purchaser may terminate this Agreement upon delivering a Termination Notice to Seller in accordance with Section 5.4 above no later than the date two (2) Business Days following expiration of the two (2) Business Day cure period, in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions.
(f)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller shall be obligated to cure all Must-Cure Matters.

Section 6.3    Title Insurance. At the Closing, and as a condition thereto, the Title Company shall issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance ALTA Owner’s Policy of Title Insurance Form 6-17-2006 (the “Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property and Improvements vested in the Purchaser, with extended coverage insuring over or removing the pre-printed standard exceptions to such Title Policy, subject only to: (i) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (ii) the Tenant Leases, (iii) any taxes and assessments for the year of Closing and for any other year, if not yet due and payable as of the Closing, (iv) any liens or claims of liens for work, service, labor or materials performed or supplied for work contracted for by any Tenant under the Tenant Leases, (v) any inchoate liens or claims of liens for work, services, labor or materials performed or supplied under Tenant Work Contracts or Project Improvement Contracts, in either case to the extent of which Purchaser is receiving a credit at Closing, (vi) all matters shown on the Updated Survey, or any updates thereto, (vii) any exceptions arising from Purchaser’s actions, and (viii) the Mortgage Loan Documents (collectively, the “Permitted Exceptions”). It is understood that Purchaser may request a number of endorsements to the Title Policy, but the issuance of any such endorsements shall not be a condition to Closing. As to work conducted by Seller under Tenant Work Contracts or Project Improvement Contracts, if required by Title Company so as not to except from Purchaser's title insurance for pending inchoate lien rights with respect thereto, Seller agrees to provide to Title Company an indemnity with respect to potential lien claims (including such claims by subcontractors) arising from the work performed prior to Closing, with such indemnification obligations to expire as to any work when effective lien waivers as to such work are obtained and delivered to Title Company.
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser, that Seller will:
(g)    Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement.
(h)    Maintain Insurance. From the Effective Date until Closing, maintain so-called “all risk” (special form) coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(i)    Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.

(j)    Leases. From the Effective Date until Closing, not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned prior to the Contingency Date and, thereafter, may be withheld in Purchaser’s sole discretion. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Seller, as landlord, is required to honor pursuant to any Tenant Lease.
(k)    Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which consent will not be unreasonably withheld, delayed or conditioned.
(l)    Notices. To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.
(m)    Encumbrances. Without Purchaser’s prior approval in its sole discretion, not voluntarily subject the Property to, or cause the Property to be subjected to, any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing.
(n)    Comply with Governmental Regulations. From the Effective Date until Closing, not knowingly take any action that Seller knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.
(o)    Tenant Work Contracts. From the Effective Date until Closing, not enter into any new Tenant Work Contract, or terminate any Existing Tenant Work Contract, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned prior to the Contingency Date and, thereafter, may be withheld in Purchaser’s sole discretion.
(p)    Project Improvement Contracts. From the Effective Date until Closing, not enter into any new Project Improvement Contract, or terminate any Existing Project Improvement Contract, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, delayed or conditioned prior to the Contingency Date and, thereafter, may be withheld in Purchaser’s sole discretion.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Seller’s notice request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said three (3) Business Day period, Purchaser shall be deemed to have approved same.

Section 7.2    Tenant Lease Estoppels.
(i)    It will be a condition to Purchaser’s obligations to consummate Closing that Seller obtains and delivers to Purchaser, from each of the Major Tenants and from such other Tenants leasing space at the Improvements, which aggregates at least seventy-five percent (75%) of the rentable square footage leased at the Improvements, including the space leased to the Major Tenants, executed Acceptable Estoppel Certificates. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, dated within forty-five (45) days of Closing, which shall not contain any material modifications or inconsistencies with respect to the Tenant Leases and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser; provided that an estoppel certificate executed by a Tenant either: (x) in the form prescribed by its Tenant Lease or (y) with respect to a regional or national Tenant, in the standard form generally used by such Tenant, shall each constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2. For purposes of this Section 7.2(a), a modification shall not be deemed material if the basis for the modification can be liquidated and resolved by payment of a sum certain, as stipulated by the Tenant, and if Seller makes such payment or provides Purchaser a credit therefor at Closing. Seller shall use good faith efforts to obtain executed estoppel certificates from all Tenants. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the forms of estoppel certificates to the Tenants, Seller will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 or, in the case of a Tenant whose Tenant Lease prescribes the form estoppel, in such form as required by the applicable Tenant Lease of such Tenant and containing the information contemplated thereby. Such completed forms shall be provided by e-mail transmission to Ellen Yamakawa of Purchaser at ellen.yamakawa@cbreglobalinvestors.com. Within two (2) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (i) approving such forms as completed by Seller or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate in accordance with the prescribed form, this Agreement and the applicable Tenant Lease, provided that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Tenant Lease. Purchaser’s failure to respond within such two (2) Business Day period shall be deemed approval of such estoppel certificate. Seller shall deliver to Purchaser estoppel certificates as and when received from Tenants and guarantors, including marked, unexecuted drafts thereof. If Seller delivers to Purchaser an executed estoppel certificate from a Tenant that does not meet the criteria of this Section 7.2(a) for an Acceptable Estoppel Certificate but Purchaser does not object thereto within three (3) Business Days after the date of Purchaser’s receipt thereof, then such executed certificate shall be deemed acceptable for purposes of this Section 7.2(a). Except as required above under this Section 7.2(a), executed estoppel certificates not expressly approved by Purchaser by notice to Seller shall be deemed unacceptable.
(j)    Seller, at its sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate of Seller in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for up to 10% of the rentable area at the Improvements, but not for any Major Tenant. If Seller subsequently obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant for which Seller has delivered a Seller Certificate and confirming the accuracy of the information as set forth in such Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate from the Tenant in its place.
Section 7.3    OFAC (Purchaser). Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller is required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person, Seller shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.3 will survive termination of this Agreement.
Section 7.4    OFAC (Seller). Pursuant to the Executive Order, Purchaser is required to ensure that it does not transact business with a Blocked Person. If Purchaser learns that Seller is, becomes, or appears to be a Blocked Person, Purchaser may delay the purchase contemplated by this Agreement pending its conclusion of its investigation into the matter of Seller’s status as a Blocked Person. If Purchaser determines that Seller is or becomes a Blocked Person, Purchaser shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Purchaser, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.4 will survive termination of this Agreement.
Section 7.5    Loan Assumption Cooperation. Seller shall cooperate in good faith (at no material cost or expense to Seller) and with reasonable diligence to secure the Loan Assumption Documents for Purchaser’s Assumption of the Mortgage Loan. Seller and Purchaser shall promptly provide all information that may reasonably be required in order to obtain the Loan Assumption Documents. Purchaser shall have the right to negotiate directly with Mortgage Lender to obtain the Loan Assumption Documents after Seller has made the initial contact with the Mortgage Lender and has introduced Purchaser to Lender. Seller agrees to promptly (within not more than five (5)

Business Days following the Effective Date) contact, and introduce Purchaser to Mortgage Lender. Concurrently with the Closing, or as may otherwise be required by the Mortgage Lender, Purchaser shall make all payments required by Section 5.7 in connection with the Assumption of the Mortgage Loan, Purchaser agrees to use good faith, diligent and commercially reasonable efforts to seek Mortgage Lender’s approval of the Mortgage Loan Assumption in accordance with Section 5.7 above and shall provide to Sellers copies of all correspondence to and from Mortgage Lender.
Section 7.6    Tax Appeal.    Following the Contingency Date, Seller shall not enter into any consensual resolution of any pending tax appeal with respect to the Property without Purchaser's express prior written consent. Following the Closing, Purchaser shall be exclusively entitled to prosecute, settle and otherwise resolve any tax appeal with respect to the Property, provided that Seller shall be entitled to receive its pro rata share of any refund payable by the applicable taxing authority with respect to any tax appeal and attributable to the period of Seller's ownership of the Property, after deduction of a corresponding prorate share of Purchaser's reasonable expenses in prosecuting and resolving such appeal.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.1    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby (other than Seller’s warranties of title set forth in the Deed and General Conveyance, respectively). Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:
(k)    Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
(l)    Authority; Enforceability. The execution and delivery of this Agreement (and, at Closing, the Closing Documents) and the performance of Seller’s obligations hereunder and under the Closing Documents have been, or will be prior to the Contingency Date, duly authorized by all necessary action on the part of Seller, and this Agreement constitutes, and the Closing Documents will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(m)    Non-Contravention; Enforceability. The execution and delivery of this Agreement and the Closing Documents by Seller and the performance by Seller of Seller’s obligations under this Agreement and the Closing Documents will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(n)    Suits and Proceedings, No Violation Notices. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened (in writing) against the Property, Seller relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings.
(o)    No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition against Seller by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets (or a filing seeking such appointment), or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.
(p)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(q)    Tenant Leases and Tenants. The list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into by Seller and, To Seller’s Knowledge, all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into prior to Seller’s acquisition of the Property. No Tenant is an Affiliate of Seller. There are no written leases or occupancy agreements affecting the Real Property and Improvements and executed by Seller or, To Seller’s Knowledge, by which Seller is bound other than the Tenant Leases listed on Exhibit F. Seller has not entered into any, and To Seller’s Knowledge, there are no, oral leases or license agreements for the occupancy of the Real Property or Improvements. Seller has not entered into any written consents to an assignment (by a Tenant) of a Tenant Lease or to a sublease except as indicated on Exhibit F. Seller has not previously transferred or assigned Seller’s rights in, or interests under, any of the Tenant Leases, which transfer or assignment remains effective, other than an assignment thereof in favor of Mortgage Lender as security for the Mortgage Loan. The copies of the Tenant Leases executed by Seller that have been provided or made available to Purchaser in the data room are true, correct and complete in all material respects, and to Seller’s Knowledge the copies of the other Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Seller has not accepted Rental from any Tenant for more than one (1) month in advance except as may be expressly stated in the rent roll.
(r)    Service Contracts; Commission Agreements. The Documents made available to Purchaser in the data room pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B-1 under which Seller is currently paying for services rendered in connection with the Property and also include all of the commission agreements under which Seller owes, is paying or has contracted to pay a broker, commission salesperson, agent or similar party with respect to any Tenant Lease (the “commission agreements”). Exhibit B-1 is a true and correct list of the Service Contracts in effect as of the date hereof, other than the commission agreements, and Seller has delivered or made available to Purchaser in the data room for review, true and complete copies of all Service Contracts, as set forth on Exhibit B-1. Exhibit

D is a true and correct list of all commission agreements in effect as of the date hereof and Seller has delivered or made available to Purchaser in the data room for review, true and complete copies of all commission agreements set forth on Exhibit D. Seller has not received written notice of any uncured material default by any party under any Service Contract (including under any commission agreement).
(s)    Tenant Deposits. Exhibit F sets forth all Tenant Deposits (including those in the form of letters of credit, which are so indicated on Exhibit F) presently held by or on behalf of Seller with respect to the Tenant Leases.
(t)    Leasing Costs. Except as set forth on Exhibit G attached hereto, there are no Existing Unpaid Tenant Concessions currently due and payable with respect to any Tenant Leases, and no Leasing Costs shall be due and payable (or will become due and payable) by Purchaser after the Closing with respect to any Tenant Leases that are in effect as of the Closing Date, other than: (i) the leasing commissions that become due and payable under the commission agreements and any other Leasing Costs that arise by reason of any extension or renewal of any Tenant Lease, or by reason of any Tenant’s exercising such Tenant’s rights to lease additional space in the Improvements, in either case from and after the date hereof and as expressly stated in a Tenant Lease or in a commission agreement (including, without limitation, any such leasing commissions that come due by reason of a Tenant waiving or electing not to exercise such Tenant’s rights to terminate the applicable Tenant Lease for all or any portion of the premises demised thereby), and (ii) any Leasing Costs approved (or deemed approved) by Purchaser in connection with Purchaser’s approval (or deemed approval) of a new or amended Tenant Lease under Section 7.1(d) hereof. At Closing, Exhibit G shall be updated by Seller as provided in Section 10.1(h) hereof.
(u)    Environmental Matters. To Seller’s Knowledge, Seller has provided or made available to Purchaser all third-party reports commissioned by Seller within the last five (5) years that pertain to the analysis of Hazardous Substances at the Property. To Seller’s Knowledge, Seller has not received any written notice from any Authority that the Property is in violation of Governmental Regulations with respect to Hazardous Substances.
(v)    Employee Matters. Seller has no employees at the Property.
(w)    Prohibited Persons. Neither Seller, nor any Affiliate of Seller nor any Person that directly or indirectly owns 10% or more the outstanding equity in Seller (collectively, the “Seller Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(x)    Mortgage Loan Documents. The list of Mortgage Loan Documents on Exhibit J is a true and correct list of the material Mortgage Loan Documents (excluding any non-material documents such as loan statements or correspondence that do not modify any Mortgage

Loan terms) in effect as of the date hereof, and Seller has delivered or made available to Purchaser for review, true and complete copies of all such Mortgage Loan Documents, as set forth on Exhibit J. Seller is not in default under the Mortgage Loan Documents, and has not received any notice of default from the Mortgage Lender with respect to the Mortgage Loan which remains uncured. Based on the amortization schedule upon which the debt service payments have been made, the unpaid principal balance of the Mortgage Loan, after the July 1, 2014 payment was made, is $78,057,059.37.
(y)    Tenant Work Contracts. Exhibit M attached hereto accurately lists (i) all Existing Tenant Work Contracts and (ii) for each respective Existing Tenant Work Contract, the suite or premises or Tenant to which such contract pertains, the name of the contractor, the total contract price and the amount paid to date under such contract. Seller has delivered or made available to Purchaser in the data room for review, true and complete copies of all Existing Tenant Work Contracts set forth on Exhibit M. Seller has not received or provided written notice of any uncured material default by any party under an Existing Tenant Work Contract, which claim of default remains pending. Seller has not previously assigned or transferred its rights or interests under any Existing Tenant Work Contract other than a collateral assignment thereof in favor of Mortgage Lender.
(z)    Project Improvement Contracts. Exhibit N attached hereto accurately lists (i) all Project Improvement Contracts to which Seller is a party and which are in effect as of the Effective Date and (ii) for each respective Project Improvement Contract, the name of the contractor, the total contract price and the amount paid to date under such contract. Seller has delivered or made available to Purchaser in the data room for review, true and complete copies of all Project Improvement Contracts set forth on Exhibit N. Seller has not received or provided written notice of any uncured material default by any party under a Project Improvement Contract, which claim of default remains pending. Seller has not previously assigned or transferred its rights or interests under any Project Improvement Contract other than a collateral assignment thereof in favor of Mortgage Lender.
(aa)    Personal Property. Seller has not conveyed or encumbered the Personal Property listed on Exhibit L attached other than those which will be satisfied at Closing and the Mortgage Loan Documents. None of the Personal Property listed on Exhibit L is leased by Seller from third parties.
(bb)    No Notices of Violations. To Seller’s Knowledge, Seller has not received any written notice from any Authority which alleges any violation of law with respect to Property, which notice remains pending.
(cc)    ERISA. Seller is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.  Seller is either not, and is not using the assets of, a “governmental plan” as defined in Section 3(32) of ERISA or, if Seller is, or is using the assets of, a governmental plan, the transactions contemplated by this Agreement are not in violation of any laws applicable to Seller, regulating investments of, or fiduciary obligations with respect to, governmental plans.
(dd)    Sales Taxes. Seller has paid all sales or use taxes owed in connection with its operations of the Property, including sales taxes on Rentals, and will be current in the payment of such taxes as of Closing.
(ee)    No Tax Appeals.    Seller has not filed or registered any appeal of ad valorem or other property taxes with respect to any component of the Property, which appeal remains pending, except as listed on Exhibit Q attached hereto.
Section 8.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Status. Purchaser is a limited liability company, duly organized and validly existing under the laws of the State of Delaware.
(b)    Authority; Enforceability. The execution and delivery of this Agreement (and, at Closing, the Closing Documents) and the performance of Purchaser’s obligations hereunder and under the Closing Documents have been, or will be prior to the Contingency Date, duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes, nor the Closing Documents shall constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement and the Closing Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby, other than all necessary consents of Mortgage Lender with respect to the assumption of the Mortgage Loan.
(e)    Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(f)    ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
ARTICLE IX
CONDEMNATION AND CASUALTY
Section 9.1    Significant Casualty. Subject to the provisions of this Article IX, Seller shall bear the risk of loss to the Property through Closing. If, prior to the Closing Date, all or any portion of the Property or the Improvements therein is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty, together with Seller’s good faith estimate of the monetary damage or loss incurred as a result of such event. Purchaser will have the option, in the event all or any Significant Portion of the Property is so destroyed or damaged, to terminate this Agreement upon notice to Seller given not later than twenty (20) days after the date of receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser at Closing all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of Seller’s right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as reasonably estimated by Seller.
Section 9.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of a Property and the Improvements thereon are damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement, except as provided below, and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds at the Property to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases reasonably estimated by Seller. Notwithstanding the foregoing, Seller shall be required to commence and conduct repair and restoration work as, when and to the extent (i) required under any Tenant Lease or (ii) as necessary to prevent further damage, waste or deterioration of the Property as would be conducted by a prudent owner and operator of a Class A office asset.
Section 9.3    Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of the Real Property or the Improvements thereon (or combination thereof) or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Property and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any portion of the Real Property or Improvements, Seller shall promptly provide to Purchaser written notice of such condemnation or taking. If such condemnation or taking will result in a taking of a Significant Portion of the Property, Purchaser will have the option, by providing Seller written notice within twenty (20) days after the date of receipt of Seller’s notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, the Seller will assign to Purchaser at Closing any and all claims for the proceeds of such condemnation or sale and Purchaser will take title to the applicable Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface and the remainder of the Property may, after such taking, be used in substantially the same manner as though such rights have not been taken and such taking does not permit any Major Tenant to terminate its Tenant Lease, Purchaser will not be entitled to terminate this Agreement as to any part of the applicable Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.
ARTICLE X
CLOSING
Section 10.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company. Seller shall have the right to extend the Closing Date one or more times, to a date no later than fifteen (15) days following the originally scheduled Closing Date, to the extent deemed necessary by Seller to satisfy

Closing conditions. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
(a)    The Purchase Price (net of the Earnest Money Deposit), after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b)    Four (4) counterparts of a General Conveyance for each of the HRACC I Property and the HRACC II Property, duly executed by Purchaser;
(c)    Two (2) counterparts of each of the Tenant Notice Letters for the HRACC I Property, duly executed by Purchaser;
(d)    Four (4) counterparts of each of the Loan Assumption Documents, duly executed by Purchaser;
(e)    Two (2) counterparts of each of the Service Contract Notices for the HRACC I Property, duly executed by Purchaser;
(f)    Evidence reasonably satisfactory to Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so; and
(g)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4 below, duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Purchaser in a manner not otherwise provided herein).
Section 10.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver at Closing with respect to (i) the following items (a), (b), (c), (d), (e), (f), (g), (h), (n), (o), (p), and (q) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) simultaneously with receipt of the Purchase Price, Seller shall deliver items (i), (j), (k), (l), (m), and (r) to Purchaser at the Property:
(a)    Special Warranty Deeds, respectively, each substantially in the form attached hereto as Exhibit I (the “Deeds”), duly executed and acknowledged by each of HRACC I and HRACC II, respectively, conveying to Purchaser the applicable portion of Real Property and the Improvements owned by each of HRACC I and HRACC II, which Deeds shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records;

(b)    A General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form attached hereto as Exhibit H (the “General Conveyance”) for the Property duly executed by each of HRACC I and HRACC II (and the list of Tenant Leases to be attached to the General Conveyance as Exhibit B shall include a list of all documents supplementing and modifying the Tenant Leases, such as, for example, amendments, commencement date acknowledgments and notices of exercise of options);
(c)    The Tenant Notice Letters for the HRACC I Property duly executed by HRACC I;
(d)    Evidence reasonably satisfactory to Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so, and evidence that the Seller is duly organized and authorized to execute, and perform under, this Agreement and all other documents required to be executed by Seller hereunder;
(e)    A certificate in the form attached hereto as Exhibit K (“Certificate as to Foreign Status”) from Seller certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)    The Tenant Deposits, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there will be no adjustment to the Purchase Price and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided that Seller shall pay all transfer and/or other fees relating to such transfers of letters of credit (which obligation of Seller shall survive Closing);
(g)    A re-certification and/or update of Seller’s representations and warranties contained in Section 8.1, to be effective as of the Closing Date, with such Authorized Modifications thereto as Seller may make under Section 10.8 hereof, which re-certification and/or update shall attach updates of Exhibits G, M, and N, with information then in effect as of the Closing Date. Seller shall also update such exhibits (and any other applicable exhibits) to take into account any new Tenant Leases, new Tenant Work Contracts and new Project Improvement Contracts entered into by Seller and approved by Purchaser to the extent required under Section 7.1 hereof;
(h)    Two (2) counterparts of notices to contracting parties under Service Contracts assumed at Closing by Purchaser under Section 5.8 hereof in the form of Exhibit O attached hereto (the “Service Contract Notices”), duly executed by HRACC I; at least one (1) notice of termination for each Service Contract not assumed by Purchaser; and at least one (1) counterpart of a termination of each of the Management Agreement and Leasing Agreement, as executed by all necessary parties to the Management Agreement and Leasing Agreement, respectively;

(i)    All original Estoppel Certificates in Seller’s possession;
(j)    The Personal Property for the Property;
(k)    All original Licenses and Permits, Service Contracts and Tenant Leases (including guaranties) for the Property in Seller’s possession and control;
(l)    All keys to the Improvements which are in each Seller’s possession for the Property;
(m)    Such engineering plans, site plans and drawings, plans and specifications, surveys and similar items in Seller’s possession relating to the Property and not previously delivered to Purchaser;
(n)    Such other transfer and tax forms, if any, as may be required by state and local Authorities;
(o)    (x) A Seller's Affidavit in the form of Exhibit R attached hereto, (y) the indemnity provided for in Section 6.3 hereof and (z) if required by Title Company, an ALTA Statement and a customary “gap” indemnity to facilitate the issuance of any title insurance sought by Purchaser in accordance with the terms hereof in connection with the transactions contemplated hereby, but in no event shall Seller be obligated to provide any additional certificate, affidavit or indemnity in connection with such title insurance;
(p)    Four counterparts of the Loan Assumption Documents and an Assignment of the Mortgage Loan Documents signed by HRACC I, assigning to Purchaser all of HRACC I’s rights under the Mortgage Loan, which Assignment shall be in form and substance reasonably acceptable to HRACC I and Purchaser and shall have been approved by both parties prior to the expiration of the Loan Assumption Period;
(q)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein); and
(r)    If obtained by Seller, a Letter of Clearance from the Florida Department of Revenue as provided for in Section 212.10(1), Florida Statues, evidencing that the sales tax for the month of Closing and for all previous months have been paid in full and that no interest or penalties are due, which Seller shall promptly apply for and use reasonable efforts to obtain. Seller shall remain responsible for the payment of all sales taxes owing on rent collected by Seller prior to Closing and if Seller does not obtain and deliver to Purchaser such Letter of Clearance prior to Closing shall indemnify Purchaser from and against any Claims incurred by Purchaser and resulting from Seller's failure to pay such sales taxes as and when owing by Seller. This indemnification obligation shall survive Closing, but shall be subject to, and governed by, the limitations or survival period provisions of Section 16.1, and shall terminate in any event upon delivery of such Letter of Clearance.
Section 10.4    Prorations.
(e)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, periodic fees or assessments under declarations, reciprocal easement agreements or similar agreements to which the Property is subject, utility bills (except as hereinafter provided), amounts payable or paid under any Service Contracts assumed by Purchaser, collected Rentals (subject to the terms of Section 10.4(b) below) accrued interest under the Mortgage Loan and operating expenses payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld, delayed or conditioned) at least two (2) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event (that is, as to any utility account, if such a final billing as of the Closing Time is then available) no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers (and if so requested in writing by Purchaser, Seller will provide reasonable and good faith assistance to Purchaser in establishing new utility accounts, at no cost or liability to Seller). A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before the later of twenty (20) days after Closing and March 15, 2015 (the "Final Reconciliation Date"); provided that such reconciliation, as it relates to real estate taxes, shall be made within thirty (30) days following the issuance of the tax bills for each Real Property. The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until the Final Reconciliation Date (and such period reasonably necessary thereafter for any payment owing under this sentence to be made), and in the event any items subject to proration hereunder are discovered on or before the Final Reconciliation Date to be in error so as to result in a monetary adjustment of greater than $500, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(f)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop (if any) specified in such Tenant Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, parking fees, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to Seller or its successor by tenants under the Tenant Leases or from other occupants or users of the Property, excluding specific tenant billings for certain work performed as more particularly governed by Section 10.4(d) below. Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any Delinquent Rentals payable to Seller and will not be required to conduct lock-outs, institute any distraint or dispossessory proceedings or take any other legal action to enforce collection of any such amounts owed to Seller by any Tenant of the Property. With respect to any Delinquent Rentals received by Purchaser within one (1) year after Closing (the “Delinquent Rental Proration Period”), Purchaser shall pay to Seller any rent or payment of Delinquent Rental actually collected during the Delinquent Rental Proration Period, subject to the following provisions of this Section 10.4(b). All other sums collected by Purchaser from Tenants during the Delinquent Rental Proration Period from each Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time as governed by Section 10.4(c) below, and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, which shall be payable to and belong to Seller in all events) will be applied first to amounts currently owed by such Tenant to Purchaser (including without limitation Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant or otherwise incurred in connection with such collection, and then to Delinquent Rentals owed by such Tenant to Seller. Seller shall be entitled to institute legal actions to pursue Delinquents Rental after Closing, but in no event shall Seller be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be promptly remitted to Purchaser.
(g)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes in excess of the applicable base year, if any, specified in each Tenant Lease (collectively, “Operating Expense Recoveries”) for calendar year 2014. Seller shall prepare such reconciliation in accordance with the terms and conditions of the Tenant Leases. If the sum of the amounts actually collected from Tenants for Operating Expense Recoveries for calendar year 2014 is less than the sum of such amounts that would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were accurately completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2014 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller after Closing, as and when such difference is collected by Purchaser, in accordance with the payment priorities set forth in Section 10.4(b). If the sum of the amounts actually collected from Tenants for Operating Expense Recoveries for calendar year 2014 is greater than the sum of such amounts that would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were accurately completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2014 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2014 will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters, and likewise will fully relieve Purchaser from any responsibility to Seller for such matters, subject to and without waiving: (i) Purchaser’s obligation to remit to Seller amounts actually collected by Purchaser as provided in Section 10.4(b) above, (ii) Seller’s and Purchaser’s right and obligation to finalize prorations on or before the Final Reconciliation Date solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors and otherwise to reconcile Operating Expense Recoveries paid by Tenants with respect thereto in accordance with the respective terms of the Tenant Leases, and (iii) the parties’ respective obligation to make payment in accordance with such final reconciliation in accordance with this Section 10.4(c). In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2014 for periods before and after Closing (provided, however, that Purchaser makes no representation, warranty or covenant that any Tenant will pay any such amount), and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2014, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year. Seller shall be solely responsible for dealing with the Tenants directly with respect to audits, contests or disputes by Tenants for Operating Expense Recoveries for calendar years 2007 through 2013, at Seller’s sole cost and expense.
(h)    With respect to specific tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services and for which the work was performed, which are collected by Purchaser or Seller after the Closing Time but relate to any such specific services rendered by Seller or its property manager prior to the Closing Time and which are identified on the Tenant’s payment as relating to such specific services or which are clearly identifiable as being payment for any such specific services, Purchaser shall cause such collected amounts to be paid to Seller (net of any collection costs actually incurred by Purchaser in connection therewith), or Seller may retain such payment if such payment is received by Seller after the Closing Time. If Purchaser enters into a settlement or stipulation with any Tenant to resolve multiple amounts owing by such Tenant and such resolution is effected by a single payment covering various claims or charges, Purchaser may apply such payment in accordance with the payment prioritization provisions of Section 10.4(b) above.
(i)    (i) Seller shall pay only those Leasing Costs incurred in connection with the lease of space in the Property identified on Exhibit G attached hereto to the extent unpaid as of the Closing Date; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs incurred or to be incurred in connection with any new Tenant Lease entered into in accordance with this Agreement, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (approved, if applicable, by Purchaser in accordance with Section 7.1(d)) (collectively, “New Tenant Costs”); (iii) to the extent Leasing Costs described in clause (i) above remain unpaid as of Closing (including, without limitation, any amounts to be paid during the remainder of the Existing Tenant Work Contracts), Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; and (iv) subject to the accuracy of Seller’s representations and warranties in Section 8.1(h), 8.1(j) and 8.1(o) hereof, Purchaser will be solely responsible for and shall pay all other Leasing Costs. Notwithstanding the foregoing provisions of this Section 10.4(e), however, if a Leasing Cost payable to a broker, contractor or other vendor has been invoiced to Seller as of the Closing Time, under the terms of the applicable agreement with such third party, on the basis of work having been performed or a service having been rendered during Seller’s ownership of the Property, then unless Purchaser otherwise agrees in writing, Seller shall cause such amount to be paid prior to or at Closing so that Purchaser is not assuming at Closing (irrespective of a credit therefor) such previously invoiced or accrued amount.
(j)    As provided in Section 5.7 above, Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the then outstanding principal balance of the Mortgage Loan on the Closing Date. Interest on the Mortgage Loan shall be prorated between Seller and Purchaser as of the Closing Date based on the actual number of days in the interest period under the Mortgage Loan during which the Closing Date occurs. All escrowed, unapplied funds, including any interest accrued thereon, held by Mortgage Lender for the benefit of any Seller shall either be released to Seller at Closing or (if the same is credited against the obligation of the borrower and Purchaser receives such credit as the new borrower) be a credit (by increasing the Purchase Price) to Seller at Closing. Notwithstanding anything set forth herein to the contrary, Seller shall not be required to leave in place, for any reason, any bank accounts held by any Seller in connection with the Property or the Mortgage Loan after that date which is sixty (60) days after Closing; it being understood and agreed that Seller shall be entitled to close any such accounts at any time after such date.
(k)    As of the Effective Date, the projects described in Exhibit N are either in process or anticipated by the parties to be in process prior to Closing. Such work and improvements are herein called the “Project Improvements.” For any Project Improvements which are not completed prior to Closing, Seller shall provide Purchaser a credit for the estimated unpaid balance due under the contract or contracts for such Project Improvements (each such contract being referred to as a “Project Improvements Contract”), as certified by Seller and either Seller’s architect or contractor (the “Unpaid Balance”), and assign the Project Improvements Contract to Purchaser at Closing pursuant to the General Conveyance, in which event Purchaser shall assume the Project Improvements Contract at Closing pursuant to the General Conveyance. Notwithstanding the foregoing provisions of this Section 10.4(g), however, if a Project Improvement cost payable to a contractor or other vendor has been invoiced to Seller as of the Closing Time, under the terms of the applicable agreement with such contractor or vendor, on the basis of work having been performed or a service having been rendered during Seller’s ownership of the Property, then unless Purchaser otherwise agrees in writing, Seller shall cause such amount to be paid prior to or at Closing so that Purchaser is not assuming at Closing (irrespective of a credit therefor) such previously invoiced or accrued amount.
Section 10.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)    Purchaser will pay (i) all premium and other incremental costs for obtaining an extended coverage ALTA title policy (that is, such costs for extended coverage that are in addition to the costs described below in Section 10.6(b)(i)) and any endorsements to the Title Policy, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) the cost of the Updated Survey; (iv) Purchaser’s attorney’s fees, (v) 1/2 of all of the Title Company’s escrow and closing fees, if any, and (vi) any mortgage recording tax or recording fees; and (vii) the Mortgage Loan assumption fee and all other costs and fees related to the Assumption as provided for in Section 5.7 above;
(b)    Seller will pay (i) the premium for the base cost of a standard coverage ALTA title policy in favor of Purchaser in the amount of the Purchase Price and the cost of any endorsement with respect to matters for which Seller has agreed to obtain affirmative insurance pursuant to Section 6.2, (ii), 1/2 of all of the Title Company’s escrow and closing fees, (iii) Seller’s attorneys’ fees, (iv) all transfer taxes (including surtaxes and documentary stamp taxes) and any other similar taxes payable upon recording of the Deeds or the conveyance to be consummated hereunder, and (v) recording costs for recording the Deeds;
(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the city and county in which the Real Property is located; and
(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same; provided, however, that this Section 10.6(d) does not alter or limit any party’s liability under Article XIII.
Section 10.7    Post Closing Delivery of Tenant Notice Letters and Service Contract Notice. Immediately following Closing, Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) of the Property a written notice executed by Purchaser and

Seller (i) acknowledging the sale of such Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Immediately following Closing, Purchaser will deliver to each party under an assumed Service Contract, a Service Contract Notice. Purchaser shall provide to Seller a copy of each such Tenant Notice Letter and Service Contract Notice promptly after delivery of same. This Section 10.7 shall survive Closing.
Section 10.8    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth above in this Article X, the obligations and liabilities of Purchaser to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to Seller, and all of which shall be deemed waived or satisfied upon the occurrence of Closing (provided that Purchaser shall not be deemed to have waived any breach of Seller’s representations or warranties at Closing except as expressly provided otherwise in Section 10.9(a) and Section 16.1(b) hereof).
(a)    Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement (excluding obligations to deliver or make available Documents pursuant to Section 5.2 to the extent such failure does not constitute a Material Breach of a representation or warranty hereunder) as of the date of Closing;
(b)    Subject to Section 10.9, the representations and warranties of Seller made in Section 8.1 shall be true and correct in all material respects, except with respect to any Authorized Qualifications or any Immaterial Events;
(c)    The Title Company shall be irrevocably bound and committed to issue the Title Policy as provided in Section 6.3, subject only to the payment of the premium;
(d)    Purchaser shall have received the Acceptable Estoppel Certificates to the extent required as a condition to Purchaser’s obligation to close under Section 7.2;
(e)    The Mortgage Lender shall have executed and delivered to the Title Company the Loan Assumption Documents (except to the extent that Mortgage Lender’s failure to do so is a result of a breach or failure to perform by Purchaser hereunder); to the extent required by the Loan Assumption Documents, Seller shall have executed the Loan Assumption Documents and delivered the same to the Title Company; and Mortgage Lender otherwise has agreed to release the Loan Assumption Documents and to consent to the conveyance of the Property to Purchaser and assumption of the Mortgage Loan by Purchaser upon the occurrence of the Closing under this Agreement;
(f)    Purchaser has received from each of Seller’s contractors under any Existing Tenant Work Contracts and Project Improvement Contracts, respectively, and any such contracts entered into after the Effective Date in accordance with Section 7.1 hereof, an estoppel certificate substantially in the form of Exhibit P attached hereto, which estoppel certificate confirms that there is no material default under the contract at issue, the total contract price and the outstanding amount of payments due (and to become due) under such contract, as updated as of Closing, and if consent to assignment by Seller to Purchaser is required under the applicable contract, which contains such consent of the contractor;
(g)    There shall be no court or other governmental enjoining the Closing of the sale of the Property contemplated hereby; and
(h)    The Mortgage Loan shall not be in default (the satisfaction of the condition set forth in Section 10.8(e) being deemed satisfaction of this condition).
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases or Tenant Lease amendments, and new Service Contracts executed by Seller in accordance with this Agreement, (ii) any action taken by Seller in accordance with any of the Tenant Leases, Service Contracts, Tenant Work Contracts, Project Improvement Contracts or Permitted Exceptions not prohibited by this Agreement, (iii) the updated status as of the Closing Date of the matters described in Section 10.4(g) and implemented by Seller in accordance with this Agreement, and (iv) the existence of a Tenant default under a Tenant Lease that is not also a default by Seller hereunder. Authorized Qualifications shall not constitute a default by Seller or a failure of a condition precedent to Closing. If between the Effective Date and the Date of Closing, facts are discovered by Seller or events occur, which facts or events would result in a failure of the condition set forth in Section 10.8(b) above, but which do not result from defaults by Seller under this Agreement, such failure shall not constitute a breach of this Agreement, and following Seller’s notice to Purchaser, Purchaser’s sole remedies in such event shall be to either: (i) waive the condition and proceed to Closing; or (ii) terminate this Agreement (by delivering written notice thereof to Seller); provided, however, if Purchaser does not exercise its right to terminate this Agreement on or before the earlier of (1) Closing or (2) the date that is five (5) Business Days after Purchaser’s receipt from Seller of written notice of such facts or events, then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing. In addition, if such facts or events do not result in a loss of value, damage, claim or expense in excess of $100,000, in the aggregate, such facts or events shall be deemed “Immaterial Events”. For purposes of clarification, the aggregate application of “Immaterial Events,” for all purposes under this Agreement, means that such level shall be reduced, as to any future application, by previous instances of loss of value, damage, claim or expense. For example, if a previous breach or change in representation resulted in damages of $90,000, a subsequent breach or change resulting in additional damage of $15,000 would not be an “Immaterial Event.” If Purchaser terminates this Agreement pursuant to this Section 10.8, then, subject to compliance with Section 10.9 below, the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities hereunder, except for the Termination Surviving Obligations.
Section 10.9    Breaches of Seller’s Representations Prior to Closing.
(a)    If, prior to the Closing, there occurs or exists a breach of a representation, warranty or covenant of Seller that in the aggregate with all other breaches has the effect of constituting Immaterial Events, then Purchaser shall have no remedy therefor and must proceed to the Closing with no adjustment of the Purchase Price and Seller shall have no liability therefor as provided above in Section 10.8. If, prior to the Closing, there occurs or exists a breach and such breach is Known To Purchaser and Purchaser fails to deliver a written notice of such breach to Seller prior to the Closing, then Purchaser shall be deemed to have waived such breach and shall not be entitled to make any claims with respect thereto. If, prior to the Closing, Purchaser shall deliver a written notice to Seller asserting a breach for which Purchaser asserts that the damage from all its Claims are in an amount that exceeds the Immaterial Events threshold (a “Material Breach”), then Purchaser may, as its sole and exclusive remedy (except as provided below in Section 13.1(c)), either (i) proceed to close the purchase of the Property without adjustment of the Purchase Price on account of such asserted breach (and with no liability to Seller) and waive any claims against Seller for such Claims with respect to such Material Breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same, which termination shall be effective upon the expiration of the Termination Nullification Period (defined below) unless Seller has theretofore given a Termination Nullification Notice as provided below. If Purchaser has elected to terminate this Agreement pursuant to Section 10.9(a)(ii) above, Purchaser shall receive a full refund of the Earnest Money Deposit; provided, however, that Seller may nullify such termination within ten (10) Business Days after receipt by Seller of such termination notice from Purchaser or the Closing Date, whichever date occurs sooner (the “Termination Nullification Period”), by (x) delivering to Purchaser, within five (5) Business Days after Seller’s receipt of Purchaser’s notice of termination, a notice nullifying such termination (a “Termination Nullification Notice”) and (y) either (1) crediting the Purchase Price in the amount of the alleged Claims, as such amount is identified by Purchaser in its notice (such amount identified by Purchaser being referred to as the “Material Breach Credit”), in which event Purchaser shall be required to close title to the Property without further adjustment to the Purchase Price under this Section 10.9 or (2) if Seller disputes that Purchaser is entitled to terminate this Agreement under this Section 10.9 because Seller asserts that either (I) no breach by Seller has occurred or exists, (II) the asserted breach is not a Material Breach and/or (III) the amount of the alleged Claims as identified by Purchaser exceeds the diminution in the value of the Property or other loss, damage, cost or expense directly resulting from such breach and incurred by Purchaser (and that would be incurred by Purchaser upon purchasing the Property) (a “Claim Dispute”), Seller may deliver a Claims Dispute Notice (as defined below) and deposit with Title Company upon Closing as described in Section 10.9(b) below, an amount equal to the Material Breach Credit, in which event Purchaser shall be required (subject to the following sentence) to close title to the Property without further adjustment of the Purchase Price, and such dispute shall be resolved pursuant to Section 10.9(c) below. Notwithstanding the foregoing, Seller shall not have the right to give a Termination Nullification Notice if the total amount of all alleged Claims exceeds $1,500,000 (in Purchaser’s good faith and reasonable estimate).
(b)    If, prior to the Closing, Purchaser serves a notice of a Claim asserting a Material Breach and Seller has given a Termination Nullification Notice in accordance with Section 10.9(a), Seller may dispute such notice of a Claim by delivering written notice to Purchaser in the manner herein provided (a “Claim Dispute Notice”). A Claim Dispute Notice, in order to be effective, shall be given within five (5) Business Days after Seller’s receipt of Purchaser’s notice of a Claim (but no later than the Closing Date if there is insufficient time for such notice period to elapse fully). If Seller has given a Termination Nullification Notice but does not timely deliver a Claim Dispute Notice, then the parties shall proceed with the Closing as described in Section 10.9(a) and the Purchase Price shall be reduced by the Material Breach Credit; provided that Seller shall not be obligated to deposit any amounts with the Title Company at the Closing. If Seller has given a Termination Nullification Notice and timely delivers a Claim Dispute Notice, then Seller shall deposit with Title Company at the Closing an amount equal to the Material Breach Credit (the “Escrow Funds”), to be held in escrow pending a resolution of the Claim Dispute by the Arbiter in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing (the form of which to be reasonably agreed by the parties as promptly as reasonably practicable after delivery of the Claim Dispute Notice), until the earlier to occur of (A) written agreement of Seller and Purchaser with respect to the disposition of the Escrow Funds, or (B) a resolution of the Claim Dispute made by the Arbiter pursuant to Section 10.9(c) below. Seller may direct that a portion of the Purchase Price to be paid at Closing be paid to Title Company to serve as the Escrow Funds. Provided Seller has deposited the Escrow Funds with Title Company pending resolution of the Claim Dispute as hereinabove provided, Purchaser shall be required to close title to the Property without adjustment of the Purchase Price on account of the breach in the Claim Dispute.
(c)    The Claim Dispute as set forth in Seller’s Claim Dispute Notice shall be resolved by the arbitration procedure set forth below. Seller shall within ten (10) Business Days of the Closing submit in writing to Purchaser (i) the amount, if any, by which Seller believes the total value of the Property has been diminished or such other loss, damage, cost or expense by reason of the breach claimed by Purchaser (“Seller’s Claimed Damage”) or (ii) that Seller believes no reduction of the value of the Property or such other loss, damage, cost or expense has occurred. The parties shall attempt in good faith to agree upon an individual acceptable to each party to act as arbiter (the “Arbiter”) of the Claim Dispute. If, after expiration of twenty (20) days following Seller’s delivery of a Claim Dispute Notice, the parties are unable to agree upon the selection of the Arbiter, either party may request that an office of the American Arbitration Association in city and/or county in which the Property is located select a retired jurist or other individual having substantial experience in dispute resolution of commercial real estate matters (who is impartial and has no existing or historical personal or professional relationship with Seller, Purchaser or their respective affiliates) to act as Arbiter, which office then may make such selection. Within ten (10) days after selection of an Arbiter, each party shall deliver to the Arbiter all instruments, documents and other materials forming the basis for the existence or non-existence of a breach or the calculation of the amount of the Claims alleged by Purchaser (“Purchaser’s Claimed Damage”) or Seller’s Claimed Damage, as applicable. Within twenty (20) days of receipt of the submission of such documents and other instruments from both Seller and Purchaser, the Arbiter shall determine whether (x) a breach has occurred, (y) if so, whether the same constitutes a Material Breach and (z) if a Material Breach has occurred, which of the Purchaser’s Claimed Damage or Seller’s Claimed Damage most closely reflects the actual diminution, if any, in the value of the Property or other losses, damages, costs or expenses incurred by Purchaser (or to be incurred upon purchasing the Property) and resulting from the Material Breach found to exist. If the Arbiter determines that a Material Breach has occurred, the Arbiter shall have no authority to select an amount which is not either the Purchaser’s Claimed Damage or Seller’s Claimed Damage (the amount actually selected by the Arbiter whether none (if no Material Breach occurred), the Purchaser’s Claimed Damage or the Seller’s Claimed Damage is hereinafter referred to as the “Final Damage”). If the determination of the Arbiter hereunder is that there did not occur a Material Breach, the entire amount of the Escrow Funds shall be paid to Seller in accordance with the Escrow Agreement. If the determination by the Arbiter is that a Material Breach exists and the Arbiter selects (1) the Purchaser’s Claimed Damage, then the Escrow Funds shall be paid to the Purchaser in accordance with the Escrow Agreement or (2) Seller’s Claimed Damage, then a portion of the Escrow Funds in the amount of Seller’s Claimed Damages shall be paid to the Purchaser and the balance of the Escrow Funds shall be paid to Seller, in each case in accordance with the escrow agreement to be agreed by the parties. The determination of the Arbiter hereunder shall be final and binding in all respects against all parties to this Agreement. Purchaser shall in no event be entitled to a credit or any other recourse against Seller for any sum in excess of the Escrow Funds with respect to any Material Breach other than costs and expenses of the arbitration under this Section 10.9(c) and attorneys’ fees as may be awarded under Section 17.2 hereof. The costs and expenses of arbitration hereunder (including the fees and disbursements of the Arbiter) shall be paid by the party whose calculation of diminution in value of the Property resulting from the subject breach shall not have been selected, (i.e. if the Arbiter finds in favor of Seller’s Claimed Damage, Purchaser shall pay the arbitration costs and if the Arbiter finds in favor of the Purchaser’s Claimed Damage, Seller shall pay the arbitration costs), or if the dispute is as to the existence of a breach, such costs shall be paid by the losing party. Notwithstanding the foregoing, if interim payments of arbitration costs are required to be made prior to the determination by the Arbiter, such interim payments shall be funded equally by Seller and Purchaser, subject to reimbursement of the prevailing party by the losing party upon the Arbiter’s final determination hereunder.
(d)    Notwithstanding anything to the contrary herein contained, from and after the date of Closing, with respect to any asserted breach of Seller’s representations and warranties, Seller shall have no liability to Purchaser if Purchaser has received a credit against the Purchase Price specifically with respect to such breach, whether pursuant to this Section 10.9 above or otherwise, or if there is pending a Claim Dispute in respect of which there have been deposited Escrow Funds pursuant to Section 10.9(b) above on account of such asserted breach (except, in the case of such a Claim Dispute, for the Purchaser’s Claimed Damage or Seller’s Claimed Damage as determined pursuant Section 10.9(c) and for arbitration costs and attorneys’ fees). The provisions of this Section 10.9 shall survive the Closing.
Section 10.10    General Conditions Precedent to Seller’s Obligations Regarding the Closing. In addition to the conditions to Seller’s obligations set forth in this Article X, the obligations and liabilities of Seller hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser and all of which shall be deemed waived upon Closing:
(a)    Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in Section 10.2 of this Agreement, as of the date of Closing;
(b)    The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects;

(c)    Seller and Seller’s principals which currently have liability with respect to the Mortgage Loan shall have been released by the Mortgage Lender in writing from all of their respective obligations under the Mortgage Loan Documents, with such release to be effective upon the Closing; and
(d)    There shall be no court or other governmental enjoining the Closing of the sale of the Property contemplated hereby (but this Section 10.10(d) shall not be deemed to waive or limit Seller’s representations and warranties contained in Section 8.1, including any of Sections 8.1(b) through 8.1(e) hereof).
Section 10.11    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit (and all accrued interest thereon) and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then the provisions of Article XIII shall govern and this Section 10.11 shall not apply.
ARTICLE XI
BROKERAGE
Section 11.1    Brokers. Seller agrees to pay to Holliday Fenoglio Fowler, LP (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Broker acknowledges that the payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent and warrant to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such respective representing party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser’s duty to indemnify and hold Seller harmless shall not apply to any claims, fees, commissions or other compensation or amounts claimed by Broker. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII
CONFIDENTIALITY
Section 12.1    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder , (b) as otherwise required by applicable law and (c) as and to the extent such information becomes public other than through the breach of the disclosing party. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above (or as otherwise allowed above) without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to good faith advice of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Seller, and entities which directly or indirectly own the equity interests in Seller, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement.
ARTICLE XIII
REMEDIES
Section 13.1    Default by Seller. If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies, elect by written notice to Seller within five (5) days following the scheduled Closing Date, to either (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date, or (c) only in the event of an Intentional Default (as defined below), terminate this Agreement and seek its actual out-of-pocket expenses up to, but not to exceed, $250,000. An “Intentional Default” shall mean Seller, except as expressly permitted hereunder, (i) intentionally conveys any part of the Property to a third party, such conveyance or encumbrance is not remedied by Closing, and, as a result thereof, specific performance is unavailable, (ii) intentionally defaults under this Agreement, including intentionally violating the covenants set forth in Sections 7.1(d) and (e) and/or intentionally refusing to perform its obligations at Closing; or (iii) an intentional misrepresentation that results in the failure of a condition under this Agreement. If Seller elects to proceed under clause (c) of this Section 13.1 due to an Intentional Default, the credit, termination, nullification, escrow and arbitration procedures and provisions of Section 10.9 shall not apply. Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following: (A) change the condition of the Property or restore the same after any fire or casualty; (B) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (C) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance thereof; or (D) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 13.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER UNDER ITS OBLIGATIONS TO PROCEED TO CLOSING AND CONSUMMATE THE CLOSING HEREUNDER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, AND SHALL BE PAID TO SELLER, AND (ii) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY, ALL OTHER REMEDIES, INCLUDING SPECIFIC PERFORMANCE, BEING HEREBY WAIVED BY SELLER) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION.

THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.
SELLER’S INITIALS: J.M.             PURCHASER’S INITIALS: _M.B. P.H.___
Section 13.3    Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that each of Seller and Purchaser have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.
Section 13.4    Cross Default. A default under this Agreement by either HRACCI or HRACCII shall be deemed a default by both HRACCI and HRACCII and the Seller hereunder. Similarly, if Purchaser assigns its interest in this Agreement such that there are two or more purchasers, then a default under this Agreement by any one of such purchasers shall be deemed a default by all of such purchasers and the Purchaser hereunder.
ARTICLE XIV
NOTICES
Section 14.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:

CBRE SPUS7 Acquisitions, LLC
c/o CBRE Global Investors
515 South Flower Street, Suite 3100
Los Angeles, California 90071
Attn: Mr. Michael E. Burrichter
Email: michael.burrichter@cbreglobalinvestors.com

with a copy to:

CBRE SPUS7 Acquisitions, LLC
c/o CBRE Global Investors
515 South Flower Street, Suite 3100
Los Angeles, California 90071
Attn: Ms. Diann A. Hsueh
Email: diann.hsueh@cbreglobalinvestors.com

and with a copy to:

Parker, Hudson, Rainer & Dobbs LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303
Attn: Kenneth H. Kraft, Esq.
Email: kkraft@phrd.com

To Seller:	HINES REIT AIRPORT CORPORATE CENTER LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attn:    Ken Jett
Fax:    (713) 966-2075

with copy to:

HINES REIT AIRPORT CORPORATE CENTER LLC
        c/o Hines Advisors Limited Partnership
        2800 Post Oak Boulevard, Suite 4800
        Houston, Texas 77056
        Attn: Jason P. Maxwell, Esq. – General Counsel
Email: jason.maxwell@hines.com
with copy to:

            Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201
            Attn:    Jonathan W. Dunlay
Email: jon.dunlay@bakerbotts.com

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT
Section 15.1    Assignment; Binding Effect. Except as provided below, Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser without the consent of Seller, provided that any such assignment does not relieve the assigning party of its obligations hereunder. Furthermore, Purchaser may partially assign its rights hereunder to one or more Affiliates of Purchaser for the purpose of acquiring title to two or more components of the Property in separate Affiliates or for other reasons, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
Section 15.2
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 15.3    Survival of Representations, Warranties and Covenants.
(i)    Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement, any Seller Certificate, and under any Closing Document (as defined below), will survive the Closing for a period of nine (9) months. Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Seller obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant or an estoppel certificate meeting the requirements of Section 10.8(f) from a contractor, then all representations and warranties made by Seller as and to the extent that the same are expressly covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in its place. Purchaser shall not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing, including any Seller Certificate (“Closing Documents”), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $100,000, but if such liability and losses exceed $100,000 in the aggregate, Purchaser shall be entitled to recover the full amount thereof up to the maximum recoverable amount provided for below in this Section 16.1(a). In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1, any other provision of this Agreement or under any Closing Documents (including Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, Two Percent (2%) of the Purchase Price. None of the limitations or qualifications contained in this Section 16.1(a) shall apply to proration obligations under Article X.
(j)    Seller shall have no liability with respect to any one or more of Seller’s respective representations, warranties and covenants herein as to which, if prior to the Closing, any breach of such representation, warranty or covenant of Seller herein is Known To Purchaser and Purchaser nevertheless consummates the transaction contemplated by this Agreement (subject, however, to the provisions of Section 10.9 hereof).
(k)    Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Purchaser set forth in this Agreement and Purchaser’s liability under any provision of this Agreement and under any Closing Document executed by Purchaser will survive the Closing for a period of nine (9) months. Seller shall not have any right to bring any action against Purchaser as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, or (ii) the failure of Purchaser to perform its obligations under any other provision of this Agreement or under any other document or agreement executed in connection with this Agreement or under a Closing Document, unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds $100,000, but if such liability and losses exceed $100,000 in the aggregate, Seller shall be entitled to recover the full amount thereof up to the maximum recoverable amount provided for below in this Section 16.1(c). In addition, in no event will Purchaser’s liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.2, any other provision of this Agreement or under any Closing Documents (including Purchaser’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, Two Percent (2%) of the Purchase Price. None of the limitations or qualifications contained in this Section 16.1(c) shall apply to the respective proration and payment obligations under Article X.
(l)    The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller or Purchaser, as the case may be, under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement. The limitations on Seller’s liability and Purchaser’s liability, respectively, contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
ARTICLE XVI
MISCELLANEOUS
Section 16.1    Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.
Section 16.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all reasonable attorneys’ fees and costs actually incurred and resulting therefrom, including, if applicable, attorneys’ fees paid by the prevailing party pursuant to Section 4.7, subject, however, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 16.3    Time of Essence. Subject to the last sentence of Section 17.4, Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser has no, and waives any, right to extend the Closing Date.
Section 16.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action or provide any notice under the terms of this Agreement is not a Business Day, the deadline for taking such action or providing such notice will be deemed the next succeeding Business Day.
Section 16.5    Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 16.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 16.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 16.8    Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED WITHOUT REFERENCE TO SUCH STATE’S PRINCIPLES CONCERNING CONFLICTS OF LAW. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN THE CITY AND COUNTY IN WHICH THE PROPERTY IS LOCATED, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 16.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 16.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement (without obligating either party to incur or assume additional liability or out-of-pocket expense not otherwise expressly contracted for hereunder).
Section 16.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 16.12    Exhibits. Exhibits A through R, inclusive, are incorporated herein by reference.
Section 16.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 16.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 16.15    Exculpation. Except as provided in Section 17.18 below and in the Joinder and Guaranty of Hines Real Estate Trust, Inc. attached hereto, in no event whatsoever shall recourse be had or liability asserted against any of Seller’s partners, members, managers, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Except as provided in Section 17.18 below and in the Joinder and Guaranty of Hines Real Estate Trust, Inc. attached hereto, Seller’s direct and indirect shareholders, partners, members, managers, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller under this Agreement and the Closing Documents. In no event whatsoever shall recourse be had or liability asserted against any of Purchaser’s partners, members, managers, shareholders, employees, agents, directors, officers or other owners of Purchaser or their respective constituent members, partners, shareholders, employees, agents directors, officers or other owners. Purchaser’s direct and indirect shareholders, partners, members, managers, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Purchaser under this Agreement and the Closing Documents. This Section 17.15 does not exculpate any person or entity from fraud or another tort committed by that person or entity.
Section 16.16    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
Section 16.17    Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to Persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
Section 16.18    Guarantor of Closing Surviving Obligations. Hines Real Estate Trust, Inc. has executed and delivered in favor of Purchaser the Joinder and Guaranty attached hereto in order to guarantee unconditionally the payment and performance of Seller’s Closing Surviving Obligations.
Section 16.19    Several Liability. Each of HRACCI and HRACCII shall be severally liable (not jointly and severally liable) for its obligations as they pertain to the portion of the Property it owns.

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.
PURCHASER:

CBRE SPUS7 ACQUISITIONS, LLC,
a Delaware limited liability company

By: /s/ Michael Burrichter
Name: Michael Burrichter
Title: Vice President

By: /s/ Philip G. Hench
Name: Philip G. Hench
Title: Vice President

SELLER:

HINES REIT AIRPORT CORPORATE CENTER LLC,
a Delaware limited liability company

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Manager

HINES REIT ACC II LLC,
a Delaware limited liability company

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Manager

JOINDER BY TITLE COMPANY
Commonwealth Land Title Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the __11th___ day of ___July___, 2014, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
Commonwealth Land Title Company

By: /s/ Mai-Ly March
Printed Name: Mai-Ly Marsh
Title: Sr. Commercial Escrow Officer

JOINDER BY GUARANTOR
Provided the Closing of the transactions contemplated by this Agreement occur, the undersigned (“Guarantor”) agrees to and does guaranty to Purchaser, subject to the limitations on survival and liability contained in this Agreement, each Seller’s post-Closing obligations under this Agreement and the Closing Documents, including without limitation any liability relating to each Seller’s breach of representation or warranty, but excluding any warranties of title.
Guarantor does hereby knowingly and intelligently, with advice from counsel, waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any failure by Purchaser to inform Guarantor of any facts Purchaser may know or hereafter know about each Seller, the Properties or this Agreement, it being understood and agreed that Purchaser has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by each Seller of all circumstances bearing on the risk of nonperformance of each Seller’s obligations under this Agreement, (c) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated arising by reason of any alteration of the obligations by each Seller and Purchaser or any acceptance by Purchaser of anything in partial satisfaction of such obligations or any course of dealing between each Seller and Purchaser, (d) notice of any adverse change in the financial condition of each Seller or of any fact that might increase Guarantor’s risk hereunder, (e) any and all subrogation, contribution, indemnity and reimbursement rights against each Seller until the obligations have been paid, performed and satisfied in full, (f) any assignment, conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of the interest of each Seller in this Agreement; or (g) any other defense available to a surety under applicable law. Guarantor further waives any right to require Purchaser to join either Seller in any action brought under this joinder by Guarantor or to pursue any other remedy or enforce any other right.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the guaranteed obligations is rescinded or must otherwise be returned by Purchaser upon the insolvency, bankruptcy or reorganization of either Seller or Guarantor, or otherwise, all as though such payment had not been made. Guarantor’s liability shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of either Seller or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization (collectively, “Bankruptcy Laws”), it being the intention of Guarantor that Guarantor’s liability hereunder shall be determined without regard to any Bankruptcy Laws which may relieve either Seller of any obligations.

HINES REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Article V and (iii) is duly licensed and authorized to do business in the State in which the Property of located.

Holliday Fenoglio Fowler, LP

Date: ______ __, 2014    By:
Printed Name:
Title:

Address:

License No.:    ____________________

Tax ID. No.:    ____________________

SCHEDULE OF EXHIBITS

Exhibit	Description
A:	Legal Description of Real Property
B-1: B-2:	Service Contracts (Other than Existing Tenant Work Contracts and Commission Agreements) Non-Terminable Service Contracts
C-1:	List of Major Tenants
C-2:	Form of Tenant Estoppel
C-3:	Form of Seller Estoppel
D:	List of Commission Agreements
E:	Pending Litigation
F:	List of Tenants, Tenant Leases and Security Deposits
G:	Existing Unpaid Tenant Concessions
H:	Form of General Conveyance
I:	Form of Grant Deed
J:	List of Mortgage Loan Documents
K:	Form of Non-Foreign Entity Certification
L:	Schedule of Personal Property
M:	Existing Tenant Work Contracts
N:	Project Improvement Contracts
O:	Form of Service Contract Notice
P:	Form of Contractor Estoppel Certificate
Q: R:	Existing Tax Appeals Form of Seller’s Certificate

EXHIBIT A
LEGAL DESCRIPTION
Parcel 1:

Lots 1, 2 and 3, in Block 1, and Lot 3, in Block 2, Airport Corporate Center, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.

Parcel 2:

Lot 1, Block 2, Airport Corporate Center, according to the Plat thereof, recorded in Plat Book 130, at Page
51, of the Public Records of Miami-Dade County, Florida .

Parcel 2-A:

Non-exclusive easement for vehicular and pedestrian ingress and egress over and across the West 12 feet of Lot 2, Block 2, Airport Corporate Center, Plat Book 130, Page 51, created pursuant to that certain
Declaration of Restrictive Covenants in Lieu of Unity of Title, Easement and Operating Agreement dated
December 31, 1986, filed January 2, 1987, in Official Records Book 13134, Page 1105, of the Public
Records of Miami-Dade County, Florida.

Parcel 3:

Lot 2, Block 2, Airport Corporate Center, according to the Plat thereof, recorded in Plat Book 130, at Page
51, of the Public Records of Miami-Dade County, Florida.

Parcel 3-A:

The nonexclusive easement reserved in instrument filed January 2, 1987, in Official Records Book 13134,
Page 1105, for ingress and egress over the East 12 feet of Lot 1, Block 2, Airport Corporate Center, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida, for the benefit of Lot 2, Block 2, Airport Corporate Center, according to the Plat thereof, recorded in Plat Book 130, at Page 51, of the Public Records of Miami-Dade County, Florida.

Parcel 4:

Tract “B-2”, of ACC-West Replat, according to the Plat thereof, recorded in Plat Book 146, at Page 29, of the Public Records of Miami-Dade County, Florida.

Parcel 4-A:

Driveway Easement created pursuant to Driveway Easement Agreement dated September 5, 1996, filed
September 11, 1996, in Official Records Book 17348, at Page 3797, of the Public Records of Miami-Dade
County, Florida, more particularly described as follows:
INGRESS-EGRESS EASEMENT:
A portion of Tract B-2, “ACC-WEST REPLAT”, according to the plat thereof as recorded in Plat Book 144 at Page 29 and a portion of Tract “A”, “ACC-WEST’, according to the plat thereof as recorded in Plat Book 144 at Page 29 of the Public Records of Dade County, Florida, being more particularly described as follows:
Commence at the Southeast corner of said Tract B-2 ; thence North 00 degrees 10 minutes 00 seconds

East, along the East line of said Tract B-2 for 437 .51 feet to the Point of Beginning of the following described parcel of land ; thence North 89 degrees 50 minutes 00 seconds West along the Northerly line of that certain Road Easement as recorded in Official Records Book 15382 at Page 2352 of the Public
Records of Dade County, Florida, for 13 .00 feet ; thence North 00 degrees 10 minutes 00 seconds East for 7.87 feet; thence North 45 degrees 10 minutes 00 seconds East, along a line parallel with and 13.00 feet Northwesterly of as measured at right angles to the Southeasterly line of said Tract B-2, for 153.30 feet to point on a circular curve, said point bears South 78 degrees 03 minutes 12 seconds West from its radius point; thence Southeasterly along a circular curve to the left having a radius of 63.00 feet and a central angle of 25 degrees 24 minutes 03 seconds for an arc distance of 27 .93 feet (said last mentioned course being coincident with the Right-of-Way line of N . W. 19th street as shown on said plat of ACCWEST” and “ACC-WEST REPLAT”); thence South 45 degrees 10 minutes 00 seconds West along a line parallel with and 13 .00 feet Southeasterly of as measured at right angles to the Northwesterly line of said tract “A”, “ACC-WEST’ for 132 .98 feet; thence North 00 degrees 10 minutes 00 seconds East for 2 .89 feet; thence North 89 degrees 50 minutes 00 seconds West along the Northerly line of said Road
Easement as recorded in Official Records Book 15382 at Page 2352 for 13 .00 feet to the Point of
Beginning, lying and being in Section 35, Township 53 South, Range 40 East, Dade County, Florida.

Parcel 4-B :

Reciprocal Easement for Ingress and Egress created pursuant to Road Easement and Drainage Easement dated January 30, 1992, filed February 11, 1992, in Official Records Book 15382, Page 2352, of the Public Records of Miami-Dade County, Florida, more particularly described as follows:
ROAD EASEMENT
A portion of Tract “A” and Tract “B”, “AIRPORT CORPORATE CENTER WEST”, as recorded in Plat Book 139 at Page 63 of the Public Records of Dade County, Florida, being more particularly described as follows:
COMMENCE at the Southeast corner of Tract “A” of said “AIRPORT CORPORATE CENTER WEST”; thence run North 89 degrees 50 minutes 10 seconds West along the South boundary of said Tract “A” for 325.00 feet to the POINT OF BEGINNING of the following described parcel of land ; thence continue North 89 degrees 50 minutes 10 seconds West along the South line of said Tract “A” and Tract “B” for 26 .00 feet; thence North 0 degrees 10 minutes 00 seconds East along a line 13.00 feet West of and parallel to the West boundary of said Tract “A” for 437 .51 feet ; thence South 89 degrees 50 minutes 10 seconds East along the South line of a 28 .50 foot easement as shown on the said plat of “AIRPORT CORPORATE CENTER WEST” for 26 .00 feet; thence South 0 degrees 10 minutes 00 seconds West along a line 13.00 feet East of and parallel to the West boundary of said Tract “A” for 437 .51 feet to the POINT OF BEGINNING, all lying and being in Dade County, Florida.

Parcel 4-C :

A non-exclusive right, privilege and easement for access over and across the driveway only, legally described and depicted as set forth in Exhibit “C” of that certain Access Easement Agreement filed February 11, 1992, in Official Records Book 15382, Page 2371, as amended by Amendment to Access Easement Agreement filed June 19, 1996, in Official Records Book 17245, Page 1450, of the Public Records of Miami-Dade County, Florida, more particularly described as follows:
THE EAST 24.00 FEET OF THE WEST 30.10 FEET OF LOT 3, BLOCK 1, “AIRPORT CORPORATE CENTER”, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 130, AT PAGE 51, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA.

Parcel 5:

Tract “A”, of ACC-West, according to the Plat thereof, recorded in Plat Book 144, at Page 29, of the Public Records of Miami-Dade County, Florida.

Parcel 5-A :

Driveway Easement created pursuant to Driveway Easement Agreement dated September 5, 1996, filed September 11, 1996, in Official Records Book 17348, Page 3797, of the Public Records of Miami-Dade County, Florida, more particularly described as follows :
INGRESS-EGRESS EASEMENT:
A portion of Tract B-2, “ACC-WEST REPLAT”, according to the plat thereof as recorded in Plat Book 144 at Page 29 and a portion of Tract “A”, “ACC-WEST’, according to the plat thereof as recorded in Plat
Book 144 at Page 29 of the Public Records of Dade County, Florida, being more particularly described as follows:
Commence at the Southeast corner of said Tract B-2 ; thence North 00 degrees 10 minutes 00 seconds
East, along the East line of said Tract B-2 for 437 .51 feet to the Point of Beginning of the following described parcel of land ; thence North 89 degrees 50 minutes 00 seconds West along the Northerly line of that certain Road Easement as recorded in Official Records Book 15382 at Page 2352 of the Public
Records of Dade County, Florida, for 13 .00 feet ; thence North 00 degrees 10 minutes 00 seconds East for 7.87 feet; thence North 45 degrees 10 minutes 00 seconds East, along a line parallel with and 13.00 feet Northwesterly of as measured at right angles to the Southeasterly line of said Tract B-2, for 153.30 feet to point on a circular curve, said point bears South 78 degrees 03 minutes 12 seconds West from its radius point ; thence Southeasterly along a circular curve to the left having a radius of 63 .00 feet and a central angle of 25 degrees 24 minutes 03 seconds for an arc distance of 27 .93 feet (said last mentioned course being coincident with the Right-of-Way line of N . W. 19th street as shown on said plat of “ACCWEST’ and “ACC-WEST REPLAT”); thence South 45 degrees 10 minutes 00 seconds West along a line parallel with and 13 .00 feet Southeasterly of as measured at right angles to the Northwesterly line of said tract “A”, “ACC-WEST’ for 132.98 feet; thence North 00 degrees 10 minutes 00 seconds East for 2.89 feet; thence North 89 degrees 50 minutes 00 seconds West along the Northerly line of said Road
Easement as recorded in Official Records Book 15382 at Page 2352 for 13 .00 feet to the Point of
Beginning, lying and being in Section 35, Township 53 South, Range 40 East, Dade County, Florida.

Parcel 5-B:

Road Easement and Drainage Easement created pursuant to Road Easement and Drainage Easement Agreement dated January 30, 1992, filed February 11, 1992, in Official Records Book 15382, at Page 2352, of the Public Records of Miami-Dade County, Florida, more particularly described as follows:

ROAD EASEMENT
A portion of Tract “A” and Tract “B”, “AIRPORT CORPORATE CENTER WEST”, as recorded in Plat Book 139 at Page 63 of the Public Records of Dade County, Florida, being more particularly described as follows:
COMMENCE at the Southeast corner of Tract “A” of said “AIRPORT CORPORATE CENTER WEST”; thence run North 89 degrees 50 minutes 10 seconds West along the South boundary of said Tract “A” for 325.00 feet to the POINT OF BEGINNING of the following described parcel of land ; thence continue North 89 degrees 50 minutes 10 seconds West along the South line of said Tract “A” and Tract “B” for 26.00 feet; thence North 0 degrees 10 minutes 00 seconds East along a line 13 .00 feet West of and parallel to the West boundary of said Tract “A” for 437.51 feet; thence South 89 degrees 50 minutes 10 seconds East along the South line of a 28 .50 foot easement as shown on the said plat of “AIRPORT CORPORATE CENTER WEST’ for 26.00 feet; thence South 0 degrees 10 minutes 00 seconds West along a line 13.00 feet East of and parallel to the West boundary of said Tract “A” for 437.51 feet to the POINT OF BEGINNING, all lying and being in Dade County, Florida.

Parcel 6:

Tract B-1, of ACC-West Replat, according to the Plat thereof, recorded in Plat Book 146, at Page 29, of the Public Records of Miami-Dade County, Florida.

Parcel 6-A :

A non-exclusive right, privilege and easement for access over and across the driveway only, legally described and depicted as set forth in Exhibit “C” of that certain Access Easement Agreement filed February 11, 1992, in Official Records Book 15382, Page 2371, as amended by Amendment to Access Easement Agreement filed June 19, 1996, in Official Records Book 17245, Page 1450, of the Public Records of Miami-Dade County, Florida, more particularly described as follows:
THE EAST 24.00 FEET OF THE WEST 30 .10 FEET OF LOT 3, BLOCK 1, “AIRPORT CORPORATE CENTER”, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 130, AT PAGE 51, OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA.

EXHIBIT B-1
SERVICE CONTRACTS

Service	Contractor	Termination Date	Term	Cancellation
Exterior Landscaping	ValleyCrest	12/14/2010	3 yrs	NA
Janitorial	Allan Industries	3/31/2016	3 yrs	30 days w/o cause
Elevator Maintenance	Otis	1/1/2015	5 yrs	90 days- Cert Conditions
Window Washing	Cliffhangers	Month-to-Month	NA	30 days w/o cause
Interior Landscaping	Great Plants	3/31/2010	3 yrs	30 days w/o cause
Pest Control	BBM Pest Control	Month-to-Month	NA	30 days w/o cause
Trash Removal	Waste Management	12/31/2015	2 yrs	30 days w/o cause
Golf Carts	Nasrep Leasing	4/30/2016	4 yrs	30 days w/o cause
Fire Alarm Monitoring	Devcon	Month-to-Month	NA	30 days w/o cause
Security Service	Allied Barton	Month-to-Month	NA	30 days w/o cause
Water Treatment	ChemTreat	3/31/2013	1 yr	30 days w/o cause
Rust Control	James Thomas Contractors	3/31/2015	1 yr	30 days w/o cause
Security System Monitoring	Devcon	Month-to-Month	NA	30 days w/o cause

EXHIBIT B-2
NON-TERMINABLE SERVICE CONTRACTS
None.

EXHIBIT C-1
MAJOR TENANTS
NCL Bahamas (LTD) d/b/a Norwegian Cruise Lines

Man McKay

United HealthCare Services, Inc.

CareerSource South Florida a/k/a South Florida Workforce Investment Board

Magellan Health Services, Inc.

URS Corporation

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE

[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to Purchaser for review and then to the Tenant.]
From:
(“Tenant”)
To:
(“Purchaser”)
and
Hines REIT Airport Corporate Center LLC (LANDLORD ENTITY)
Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of [NTD: Insert Street Address of Specific Property].

The following statements are made with the knowledge that you and your successors and assigns, successor owners of the Property and present and future lenders secured by mortgages encumbering the Property or any interest therein (collectively, the “Relying Parties”) may rely on them.
Tenant hereby certifies to the Relying Parties as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered, amended or terminated, except by the documents listed on Annex I attached hereto. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the use and occupancy of the Premises and there are no other agreements which are binding upon Landlord in connection with the use and occupancy of the Premises.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.

3.    Tenant commenced payment of Rent under the Lease on _______________. The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable to operating expenses and real estate taxes. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease through ____________________, 2014. [Tennant’s Proportionate Share of Basic Cost] is __________%.
4.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets, credits or counterclaims against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.     Tenant is not entitled to any unpaid or unaccrued concession, rebate, allowance, or free rent for any period after this Certificate, except _____________.
7.    Tenant has accepted and is presently occupying the Premises, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease. All obligations of Landlord with respect to the preparation of the Premises have been fully performed, except as follows: ________________________
8.    Tenant has not entered into a construction contract for making improvements or alterations to the Premises nor has Tenant otherwise hired a contractor to perform such work, except as follows: ____________________________.
9.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property, or to contract or reduce the Premises, except as follows: ________________________.

10.    Tenant has paid to Landlord a cash security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________. None of the security deposit has been applied by Landlord to the payment of rent or any other amounts due Landlord, except as follows:__________________________________.

11.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except __________.
12.    Tenant has no right to extend, reduce or terminate the term of the Lease except as follows: ___________________________.
13.    Tenant has the right to ___________ unreserved parking spaces and _____ reserved parking spaces in the parking facilities on the Property. The current monthly rate for unreserved parking spaces and reserved parking spaces payable by Tenant is $_______ and $________, respectively. Such parking fees have been paid through _____________.
14.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and the other Relying Parties will, and will be entitled to, rely on the truth of this Certificate.
15.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant. This estoppel shall be binding upon Tenant and its legal representatives, successors and assigns.

16.    ______________________ (“Guarantor”), as the guarantor of Tenant’s obligations under the Lease pursuant to that certain __________________, dated ________________ (the “Guaranty”), hereby certifies to _______ as follows:
a.    A true copy of the Guaranty and all amendments thereto is attached as Annex 2, attached hereto and incorporated herein by this reference (“Annex 2”).
b.    The Guaranty constitutes the entire agreement between Landlord and Guarantor with respect to Guarantor’s obligations relating to Tenant and the Lease.
c.    The Guaranty is in full force and effect and has not been amended, modified, supplemented or terminated except as set forth in Annex 1 or Annex 2, or both.
d.    To Guarantor’s knowledge, Guarantor has no defenses, counterclaims, liens or claims of offset or credit under the Guaranty or any other claims against Landlord.
e.    Guarantor hereby consents to Tenant’s execution and delivery of this Certificate.

f.
The person signing this estoppel on behalf of Guarantor is duly authorized to execute and deliver this estoppel. This estoppel shall be binding upon Guarantor and its legal representatives, successors and assigns.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTED on this _____ day of ____________, 201___.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

“GUARANTOR”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

EXHIBIT C-3

FORM OF SELLER ESTOPPEL CERTIFICATE

[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to Purchaser for review and then to the Tenant.]
From:
Hines REIT Airport Corporate Center LLC ("Landlord")
To:
(“Purchaser”)
Lease:        Lease dated ____________, _____ between Landlord and _________________________, a _______________ ("Tenant"), covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of [NTD: Insert Street Address of Specific Property].

The following statements are made with the knowledge that you and your successors and assigns, successor owners of the Property and present and future lenders secured by mortgages encumbering the Property or any interest therein (collectively, the “Relying Parties”) may rely on them.
Landlord hereby certifies to the Relying Parties as follows:
1.    Tenant is the current Tenant under the Lease. To Landlord’s knowledge, the Lease is in full force and effect. The Lease is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered, amended or terminated, except by the documents listed on Annex I attached hereto. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the use and occupancy of the Premises and there are no other agreements which are binding upon Landlord in connection with the use and occupancy of the Premises.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.

3.    Tenant commenced payment of Rent under the Lease on _______________. The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable to operating expenses and real estate taxes. Tenant has fully paid all Net Rent, Additional Rent and other sums due and payable under the Lease through ____________________, 2014. [Tennant’s Proportionate Share of Basic Cost] is __________%.
4.    As of the date of this Certificate, (i) Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) to Landlord's knowledge, Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
5.    As of the date of this Certificate, to Landlord's knowledge, Tenant has no existing defenses, offsets, credits or counterclaims against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
6.     Tenant is not entitled to any unpaid or unaccrued concession, rebate, allowance, or free rent for any period after this Certificate, except _____________.
7.    To Landlord’s knowledge, Tenant has accepted and is presently occupying the Premises, and the Premises have been completed in accordance with the terms of the Lease. All obligations of Landlord with respect to the preparation of the Premises have been fully performed, except as follows: ________________________
8.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property, or to contract or reduce the Premises, except as follows: ________________________.

9.    Tenant has paid to Landlord a cash security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________. None of the security deposit has been applied by Landlord to the payment of rent or any other amounts due Landlord, except as follows:__________________________________.
10.    Tenant has no right to extend, reduce or terminate the term of the Lease except as follows: ___________________________.
11.    Tenant has the right to ___________ unreserved parking spaces and _____ reserved parking spaces in the parking facilities on the Property. The current monthly rate for unreserved parking spaces and reserved parking spaces payable by Tenant is $_______ and $________, respectively. Such parking fees have been paid through _____________.
12.    Landlord understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Landlord agrees that Purchaser and the other Relying Parties will, and will be entitled to, rely on the truth of this Certificate.
13.    The party executing this document on behalf of Landlord represents that he/she has been authorized to do so on behalf of Landlord. This estoppel shall be binding upon Landlord and its legal representatives, successors and assigns.

14.    ______________________ (“Guarantor”), is the guarantor of Tenant’s obligations under the Lease pursuant to that certain __________________, dated ________________ (the “Guaranty”). Landlord further certifies to the Relying Parties as follows:
a.    A true copy of the Guaranty and all amendments thereto is attached as Annex 2, attached hereto and incorporated herein by this reference (“Annex 2”).
b.    The Guaranty constitutes the entire agreement between Landlord and Guarantor with respect to Guarantor’s obligations relating to Tenant and the Lease.
c.    To Landlord’s knowledge, the Guaranty is in full force and effect. The Guaranty has not been amended, modified, supplemented or terminated except as set forth in Annex 1 or Annex 2, or both.
d.    To Landlord's knowledge, Guarantor has no defenses, counterclaims, liens or claims of offset or credit under the Guaranty or any other claims against Landlord.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTED on this _____ day of ____________, 201___.
“LANDLORD”
HINES REIT AIRPORT CORPORATE CENTER LLC

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

EXHIBIT D
COMMISSION AGREEMENTS
None.

EXHIBIT E
LAWSUITS
None.

EXHIBIT F
EXISTING LEASES

Building 1 # 7235	Lease Date
Easy Scripts, LLC
1. Second Amendment	September 20, 2013
2. First Amendment	June 6, 2013
3. Lease Agreement	November 7, 2012
4. Occupancy Agreement	November 6, 2012

International Consulting Group
1. Lease Agreement	November 17, 2010
2. Termination Agreement	November 16, 2010
3. Lease Agreement	November 10, 2005

Nextel Communications/Nextel South Corp.
1. First Amendment	February 17, 2011
2. Lease Agreement	October 28, 2008
3. Second Amendment	March 4, 2004
4. Sublease Agreement	April 21, 2000

Sigma Pharmacy Corp.
1. Lease Agreement	June 30, 2010

The Sea Marsh Group
1. Lease Agreement	September 3, 2010
2. First Amendment	November 10, 2010
3. Reimbursement Agreement	June 24, 2010

EXHIBIT F
EXISTING LEASES

Building 2 # 7255                            Lease Date

Corporate American Solutions, LLC

1.	First Amendment July 24, 2012

2.	Rooftop Agreement September 26, 2011

3.	Lease Agreement September 26, 2011

Protection One Alarm Monitoring, Inc.

1.	First Amendment November 08, 2012

2.	Lease Agreement May 01, 2008

3.	Lease Agreement May 17, 2004
Randle Eastern Ambulance Service, Inc. d/b/a American Medical Response

1.	First Amendment October 25, 2010

2.	Lease Agreement July 5, 2009

3.	Fifth Amendment July 5, 2009

4.	Fourth Amendment July 5, 2008

5.	Third Amendment April 22, 2003

EXHIBIT F
EXISTING LEASES

Building 3 # 7245                            Lease Date
Armani & Associati, Inc

1.	Storage Space Agreement January 1, 2012

2.	Lease Agreement October 14, 2011

South Florida Workforce Investment Board

1.	Second Amendment March 13, 2014

2.	First Amendment September 1, 2012

3.	Lease Agreement March 25, 2009

EXHIBIT F
EXISTING LEASES

Building 4 # 7200                            Lease Date

Airlines Cargo Sales, Corp.

1.	Lease Agreement August 1, 2013

American Sales and Management Organization, LLC
d/b/a Eulen America

1.	Lease Agreement September 30, 2011

Camanchaca, Inc.

1.	Second Amendment May 6, 2013

2.	Lease Agreement May 11, 2010

3.	First Amendment May 11, 2010

4.	Third Amendment April 8, 2009

Clearpoint Financial Solutions, Inc.

1.	Consent and Assumption Agreement January 14, 2014

2.	Lease Agreement March 23, 2012

Congra Foods Sales, Inc.

1.	Third Amendment November 11, 2013

2.	Second Amendment June 3, 2013

3.	Satellite Dish Agreement September 10, 2008

4.	First Amendment January 14, 2008

5.	Second Amendment November 30, 2007

6.	Lease Agreement November 9, 2007

7.	Reimbursement Agreement November 1, 2007

8.	First Amendment November 1, 2006

Continucare Corporation

1.	Temporary Storage Space Agreement May 12, 2014

2.	Fourth Amendment June 20, 2012

3.	Third Amendment January 26, 2011

4.	Termination Agreement January 26, 2011

5.	Second Amendment July 19, 2010

6.	First Amendment September 9, 2009

7.	Original Lease Agreement June 6, 2004

Cowhead, Singer and Company P.A.

1.	Second Amendment October 31, 2012

2.	Lease Agreement May 9, 2013

3.	First Amendment December 9, 2011

4.	Lease Agreement October 14, 2011

Crow Latin America (USA), Inc.

1.	First Amendment October 17, 2013

2.	Second Amendment October 27, 2011

3.	Third Amendment June 11, 2010

4.	Lease Agreement May 3, 2007

CVG International America, Inc.

1.	Lease Agreement May 1, 2011

2.	Sixth Amendment July 28, 2006

Express International Cargo Corp.,

1.	Lease Agreement October 25, 2011

GM Underwriters, Inc.

1.	Lease Agreement May 17, 2010

2.	First Amendment May 17, 2010

HCR Manor Care Service of Florida III, Inc.

1.	Storage Space Agreement October 1, 2013

2.	Lease Agreement March 25, 2013

IOM (International Organization for Migration)

1.	Lease Agreement October 11, 2013

JA Flower Service, Inc.

1.	Lease Agreement October 14, 2013

Lex Concordia, PPLC

1.	Lease Agreement April 114, 2013

Marchon Eyewear, Inc.

1.	Second Amendment May 12, 2014

2.	First Amendment June 11, 2010

3.	Lease Agreement November 12, 2007

4.	First Amendment November 12, 2007

Materpiece International Limited Incorporation

1.	Second Amendment January 1, 2014

2.	First Amendment September 15, 2011

3.	Lease Agreement December 5, 2008

Metropolitan Petroleum Company

1.	Lease Agreement March 18, 2011

Michael Borell, P.A.

1.	Lease Agreement September 17, 2013

Nihon Kohden America, Inc.

1.	First Amendment December 11, 2009

2.	Lease Agreement April 30, 2007

Nord International Inc.

1.	Second Amendment April 1, 2012

2.	Lease Agreement September 1, 2011

3.	First Amendment August 27, 2011

Nu-Tech, Inc.

1.	Lease Agreement September 17, 2012

2.	Satellite Dish Agreement September 17, 2012

UBM-Aviation Worldwide, LLC

1.	Fourth Amendment July 8, 2013

2.	Third Amendment December 20, 2012

3.	Second Amendment July 3, 2012

4.	First Amendment March 8, 2012

5.	Lease Agreement December 22, 2009

Paramount Security, Inc.

1.	Lease Agreement April 1, 2010

Rally Manufacturing, Inc.

1.	First Amendment October 7, 2013

2.	Lease Agreement February 22, 2013

Rexnord Industries, LLC

1.	Second Amendment October 28, 2011

2.	First Amendment April 16, 2009

3.	Lease Agreement March 24, 08

GE Seaco America, LLC

1.	Satellite Dish Agreement July 18, 2012

2.	Fourth Amendment May 10, 2012

3.	Third Amendment April 18, 2011

4.	Second Amendment April 28, 06

Total Care Home Services, Inc.

1.	Lease Agreement October 12, 2011

Trans America Customhouse Brokers, Inc.

1.	First Amendment October 19, 2011

2.	Lease Agreement September 29, 2006

Transcend Information, Inc.

1.	Lease Agreement May 1, 2012

EXHIBIT F
EXISTING LEASES

Building 5 # 7205                            Lease Date

Albatrans, Inc.

1.	Lease Agreement January 10, 2012

Best Interior Construction, Inc.

1.	First Amendment August 27, 2013

2.	Lease Agreement February 12, 2010

Daikin AC (Americas), Inc.

1.	Lease Agreement November 21, 2011

Daikin Applied Americas, LLC f/k/a McQuay Latin America, L.C.

1.	Second Amendment December 9, 2013

2.	First Amendment June 30, 2009

3.	Lease Agreement February 5, 2009

Gems Global, Inc.

1.	Fourth Amendment July 22, 2012

2.	Third Amendment December 8, 2010

3.	Second Amendment June 23, 2010

4.	First Amendment August 12, 2009

5.	Lease Agreement July 24, 2008

Globe Air Cargo, Inc.

1.	First Amendment March 24, 2011

2.	Lease Agreement May 20, 2009

Grupo Tical Holding, Inc.

1.	Lease Agreement November 12, 2012

Healthy Start Coalition of Miami-Dade, Inc.

1.	Lease Agreement June 26, 2013

Hines Interest Limited Partnership

1.	Lease Agreement January 1, 2009

Maxim Healthcare Services, Inc.

1.	Lease Agreement November 8, 2013

Navarro Specialty Services, LLC d/b/a Navarro Health Services

1.	Lease Agreement May 20, 2014

Network Engineering Services, Inc.

1.	Second Amendment March 26, 2010

2.	First Amendment November 24, 2009

3.	Lease Agreement November 1, 2007

Oasis Alliance Corp.

1.	Lease Agreement June 22, 2011

Paco Group, Inc.

1.	First Amendment March 9, 2011

2.	Lease Agreement October 26, 2006

Patagonia SeaFarms, Inc.

1.	Lease Agreement May 24, 2012

Ross & Baruzzini, Inc.

1.	Second Amendment March 5, 2012

2.	First Amendment September 20, 2010

3.	Satellite Agreement April 2, 2008

4.	Lease Agreement October 31, 2007

RTS International, Inc.

1.	Occupancy Agreement September 17, 2012

2.	Lease Agreement July 24, 2012

South Florida Behavioral Health Network, Incorporated

1.	Second Amendment November 25, 2013

2.	First Amendment June 8, 2012

3.	Lease Agreement November 15, 2010

ST Aerospace San Antonio, L.P.

1.	Lease Agreement February 5, 2014

Veconinter USA, LLC

1.	Lease Agreement April 29, 2014

EXHIBIT F
EXISTING LEASES

Building 6 # 7415                            Lease Date

MedEnvios Healthcare, Inc.

1.	Lease Agreement March 12, 2010

Miami Jewish Home and Hospital for the Aged, Inc.

1.	Occupancy Agreement January 5, 2013

2.	Second Amendment December 19, 2011

3.	First Amendment July 2, 2008

4.	Lease Agreement May 23, 2008

Runway Grill, Inc.

1.	Second Amendment November 25, 2009

2.	First Amendment June 30, 2008

3.	Lease Agreement April 30, 2007

EXHIBIT F
EXISTING LEASES

Building 7 # 7400                            Lease Date

Parker-Hannifin Corporation

1.	First Amendment April 19, 2013

2.	Lease Agreement June 4, 2008

Man McKay

1.	First Amendment September 25, 2012

2.	Lease Agreement March 16, 2009

3.	Satellite Dish Agreement March 16, 2009

4.	Lease Agreement February 17, 2009

Sigue Corporation

1.	Lease Agreement September 11, 2013

EXHIBIT F
EXISTING LEASES

Building 8 # 7300                            Lease Date

American President Lines, LTD

1.	Seventh Amendment May 29, 2014

2.	Sixth Amendment May 15, 2013

3.	Fifth Amendment August 30, 2011

4.	Fourth Amendment September 5, 2006

Bayview Loan Servicing, LLC

1.	First Amendment May 23, 2014

2.	Temporary Office Lease February 3, 2014

3.	Lease Agreement July 22, 2013

Blue Streak, LLC

1.	Lease Agreement April 29, 2014

CareerSource South Florida a/k/a South Florida Workforce Investment Board

1.	First Amendment January 28, 2014

2.	Lease Agreement September 25, 2013

CaroTrans International, Inc.

1.	Lease Agreement September 16, 2009

DeltaCom, Inc.

1.	Second Amendment November 1, 2012

2.	First Amendment May 18, 2009

3.	Lease Agreement July 12, 2006

Ecolab, Inc.

1.	Second Amendment December 6, 2012

2.	First Amendment November 28, 2009

3.	Lease Agreement March 6, 2006

Gannett Fleming, Inc.

1.	Third Amendment May 20, 2013

2.	Second Amendment January 14, 2010

3.	First Amendment April 12, 2009

HCOA Management Services, LLC

1.	Second Amendment October 16, 2012

2.	First Amendment August 17, 2012

3.	Lease Agreement January 5, 2012

Hines Interest Limited Partnership

1.	First Amendment January 1, 2011

2.	Lease Agreement January 1, 2009

Hi-Tech Accounting Group, Inc.

1.	First Amendment May 10, 2013

2.	Lease Agreement June 18, 2009

Image Duty Free Services, Inc.

1.	Lease Agreement April 5, 2012

Lakeview Loan Servicing, LLC

1.	First Amendment May 23, 2014

2.	Lease Agreement July 22, 2013

Monumental Life Insurance Company

1.	Lease Agreement March 5, 2012

Nan McKay and Associates, Inc.

1.	Short Term Occupancy Agreement May 12, 2014

OVAG International U.S.A., Inc.

1.	First Amendment November 20, 2012

2.	Lease Agreement June 22, 2011

PB Americas, Inc.

1.	SNDA Agreement February 27, 2014

2.	Second Amendment February 5, 2013

3.	First Amendment September 6, 2012

4.	Lease Agreement December 11, 2007

Brickell Financial Services – Motor Club, Inc. d/b/a Road America Motor Club

1.	Fourth Amendment March 18, 2013

2.	Third Amendment August 31, 2012

3.	Second Amendment February 1, 2010

SpectaGuard Acquisition, LLC

1.	Satellite Dish Agreement August 22, 2011

2.	Lease Agreement January 3, 2011

Symetra Life Insurance Company

1.	Lease Agreement November 25, 2009

Terralex, Inc.

1.	Lease Agreement February 22, 2008

Tyco Healthcare Group, LP

1.	Satellite Dish Agreement February 1, 2012

2.	Fourth Amendment August 10, 2009

Union Security Insurance Company

1.	Lease Agreement April 5, 2012

EXHIBIT F
EXISTING LEASES

Building 9 # 7600                            Lease Date

General Electric Company

1.	First Amendment March 23, 2010

2.	Lease Agreement December 1, 2003

3.	Reimbursement Agreement August 1, 2003

Magellan Health Services, Inc.

1.	Third Amendment April 1, 21013

2.	Second Amendment March 28, 2013

3.	First Amendment September 12, 2011

4.	Lease Agreement September 5, 2006

Parsons Services Company, Inc.

1.	First Amendment December 22, 2010

2.	Lease Agreement February 25, 2010

3.	Termination Agreement February 16, 2010

Roanoke Trade Services, Inc.

1.	Third Amendment April 23, 2010

2.	Lease Agreement April 22, 2010

Technomarine USA, Inc.

1.	Second Amendment July 18, 2012

2.	Exhibit H April 1, 2009

3.	Antenna Agreement February 1, 2009

4.	First Amendment December 12, 2008

5.	Lease Agreement September 6, 2009

The Hertz Corporation

1.	Lease Agreement December 20, 2012

United HealthCare Services, Inc.

1.	Fourth Amendment April 10, 2014

2.	Third Amendment December 23, 2013

3.	Second Amendment January 30. 2013

4.	First Amendment October 31, 2011

5.	Lease Agreement October 1, 2008

6.	Twelfth Amendment September 30, 2008

7.	Eleventh Amendment December 19, 2007

8.	Tenth Amendment May 23, 2007

EXHIBIT F
EXISTING LEASES

Building 10 # 7650                            Lease Date

Parsons Brinckerhoff, Inc.

1.	Second Amendment January 22, 2014

Trane Central America, Inc.

1.	Lease Agreement November 29, 2010

2.	Fourth Amendment November 29, 2010

URS Corporation

1.	Lease Agreement November 30, 2009

EXHIBIT F
EXISTING LEASES

Building 11 # 7665                            Lease Date

NCL Bahamas (LTD) d/b/a Norwegian Cruise Line

1.	Seventh Amendment June 24, 2012

2.	Sixth Amendment April 1, 2012

3.	Fifth Amendment February 2, 2010

4.	Fourth Amendment December 10, 2007

5.	Third Amendment July 31, 2007

6.	Second Amendment March 22, 2007

7.	First Amendment November 27, 2006

8.	Lease Agreement December 1, 2006

6 - Airport Corporate Center
For the Month Ending: June 30, 2014

Return to Summary	Initials	Date	data entry
Preparer:	JM	7/2/2014	lookup data
Reviewer:	AH	7/2/2014	calculation
Approver:			

Prepaid Expense & Other Assets

Account	Description	GL Balance at 05/31/2014	Additions	Disposals	Calculated Total	GL Balance at 6/30/2014	Difference	
26175	Security Deposits	(1,046,937.26)	-	-	(1,046,937.26)	(1,046,937.26)	-	1
		-	-	-	-	-	-	2
		-	-	-	-	-	-	3
		-	-	-	-	-	-	4
		-	-	-	-	-	-	5
		-	-	-	-	-	-	6
		-	-	-	-	-	-	7
		-	-	-	-	-	-	8
		-	-	-	-	-	-	9
		-	-	-	-	-	-	10
	Totals:	**(1,046,937.26)**	**-**	**-**	**(1,046,937.26)**	**(1,046,937.26)**	**-**	
	Difference to reconciliation items:	-	-	-	-			

Reconciliation items (Additions and Disposals):

Account	Description	Item Description	Item Beginning Balance	Additions	Disposals	Item Ending Balance	
			(1,046,937.26)	-	-	**(1,046,937.26)**	
	SECURITY DEPOSITS		-			-	
26175	Security Deposits	**Building 1 - 7235**					
26175	Security Deposits	EasyScripts	(32,788.36)			(32,788.36)	
26175	Security Deposits	International Consulting Grp	(5,000.00)			(5,000.00)	
26175	Security Deposits	Nextel	(10,170.27)			(10,170.27)	
26175	Security Deposits	Sigma	(3,967.88)			(3,967.88)	
26175	Security Deposits	**Building 2 - 7255**					
26175	Security Deposits	CAS	(19,801.22)			(19,801.22)	
26175	Security Deposits	**Building 3 - 7245**					
26175	Security Deposits	Armani	(32,378.50)			(32,378.50)	
26175	Security Deposits	**Building 4 - 7200**					
26175	Security Deposits	Airlines Cargo Sales	(5,590.22)			(5,590.22)	
26175	Security Deposits	Camanchaca	(9,500.00)			(9,500.00)	
26175	Security Deposits	Clearpoint	(3,506.10)			(3,506.10)	
26175	Security Deposits	Cowheard	(11,034.87)			(11,034.87)	
26175	Security Deposits	Crow Latin America	(8,435.52)			(8,435.52)	
26175	Security Deposits	CVG Intern'l ($125 - Storage)	(10,000.00)			(10,000.00)	
26175	Security Deposits	Eulen	(20,139.42)			(20,139.42)	
26175	Security Deposits	Express International	(3,890.01)			(3,890.01)	
26175	Security Deposits	GE Seaco America	(8,076.05)			(8,076.05)	
26175	Security Deposits	GE Seaco America	(6,703.33)			(6,703.33)	
26175	Security Deposits	HCR Manor	(21,273.18)			(21,273.18)	
26175	Security Deposits	International Org Migration	(4,832.53)			(4,832.53)	
26175	Security Deposits	JA Flower	(7,184.92)			(7,184.92)	
26175	Security Deposits	Lex Concordia	(3,694.57)			(3,694.57)	
26175	Security Deposits	Marchon Eyewear	(9,076.00)			(9,076.00)	
26175	Security Deposits	Masterpiece International	(2,500.00)			(2,500.00)	
26175	Security Deposits	Metropolitan	(3,611.06)			(3,611.06)	
26175	Security Deposits	Michael Borrell	(4,848.29)			(4,848.29)	
26175	Security Deposits	Nihon Kohden	(3,312.72)			(3,312.72)	
26175	Security Deposits	Nord	(7,754.12)			(7,754.12)	
26175	Security Deposits	Nu-Tech	(4,920.37)			(4,920.37)	
26175	Security Deposits	Paramount Security	(14,612.24)			(14,612.24)	
26175	Security Deposits	Rally Manufacturing	(4,477.00)			(4,477.00)	
26175	Security Deposits	Total HomeCare Services	(4,028.94)			(4,028.94)	
26175	Security Deposits	Transcend Information	(11,575.99)			(11,575.99)	
26175	Security Deposits	UBM	(4,443.08)			(4,443.08)	
26175	Security Deposits	**Building 5 - 7205**					
26175	Security Deposits	Albatrans	(6,571.27)			(6,571.27)	
26175	Security Deposits	Best Interior	(5,785.05)			(5,785.05)	
26175	**Security Deposits**	**Cognisa Security**	**(5,368.20)**			**(5,368.20)**	
26175	Security Deposits	Daikin AC	(12,402.99)			(12,402.99)	
26175	Security Deposits	Gems Global, Inc.	(7,549.54)			(7,549.54)	
26175	Security Deposits	Globe Air	(8,167.53)			(8,167.53)	
26175	Security Deposits	Grupo Tical Holding	(8,226.54)			(8,226.54)	
26175	Security Deposits	McQuay Latin America	(6,000.00)			(6,000.00)	
26175	Security Deposits	Navarro	(20,733.65)			(20,733.65)	
26175	Security Deposits	Network Engineering	(7,659.06)			(7,659.06)	
26175	Security Deposits	Patagonia Seafarms	(6,813.06)			(6,813.06)	
26175	Security Deposits	Ross & Baruzzini	(1,698.77)			(1,698.77)	
26175	Security Deposits	Ross & Baruzzini	(8,117.15)			(8,117.15)	
26175	Security Deposits	Ross & Baruzzini	(9,382.73)			(9,382.73)	
26175	Security Deposits	RTS International Inc	(13,391.22)			(13,391.22)	
26175	Security Deposits	SF Behavioral Health Network	(29,485.86)			(29,485.86)	
26175	Security Deposits	Healthy Start Coalition	(13,534.70)			(13,534.70)	
26175	Security Deposits	Maxim Healthcare	(14,364.68)			(14,364.68)	
26175	Security Deposits	ST Aerospace	(4,286.59)			(4,286.59)	
26175	Security Deposits	Veconinter	(3,503.90)			(3,503.90)	
						-	
26175	Security Deposits	**Building 6 - 7415**					
26175	Security Deposits	MedEnvios (Bldg 7)	(31,569.97)			(31,569.97)	
26175	Security Deposits	Miami Jewish Home and Hospital	(50,000.00)			(50,000.00)	
26175	Security Deposits	Runway Grill	(20,000.00)			(20,000.00)	
26175	Security Deposits	**Building 7 - 7400**					
26175	Security Deposits	Sigue	(8,211.54)			(8,211.54)	
26175	Security Deposits	**Building 8 - 7300**					
26175	Security Deposits	American President Line - Renewal	(8,689.44)			(8,689.44)	
26175	Security Deposits	Bayview Loan Financing	(111,802.55)			(111,802.55)	
26175	Security Deposits	Blue Streak, LLC	(10,429.73)			(10,429.73)	
26175	Security Deposits	CaroTrans	(12,629.68)			(12,629.68)	
26175	Security Deposits	DeltaCom, Inc.	(23,026.06)			(23,026.06)	
26175	Security Deposits	HCOA	(16,938.81)			(16,938.81)	
26175	Security Deposits	Hi-Tech Accounting Svc.	(4,216.66)			(4,216.66)	
26175	Security Deposits	Image Duty Free	(12,120.90)			(12,120.90)	
26175	Security Deposits	Lakeview Loan Financing	(20,015.13)			(20,015.13)	
26175	Security Deposits	Monumental Life Ins	(6,075.78)			(6,075.78)	
26175	Security Deposits	OVAG International USA Inc	(18,053.88)			(18,053.88)	
26175	Security Deposits	Road America	(150,000.00)			(150,000.00)	
26175	Security Deposits	Terralex	(5,088.80)			(5,088.80)	
26175	Security Deposits	Trans American	(16,407.38)			(16,407.38)	(415,494.80)
26175	Security Deposits	**Building 10 - 7650**					
26175	Security Deposits	Trane Central America	(5,820.29)			(5,820.29)	
26175	Security Deposits	URS Corp.	(19,670.71)			(19,670.71)	(25,491.00)
26175	Security Deposits	Immaterial Difference	(0.70)			(0.70)	
	SECURITY DEPOSITS	TOTAL			TOTAL		(1,046,937.26)

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Building Name	Legal Beneficiary	Tenant Name	Current Amount	Issue Amount	Bank Name	Location of Origin	LOC #	Issue Date	Current Expiry Date	Final Expiry Date
Building Name : 1180 Peachtree (2)										
Building Name : Airport Corporate Center (7)										
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	Norwegian Cruise Line Limited	$500,000.00	$1,500,000.00	HSBC	ATL Safe Deposit Box	SDCMTN551669	11/29/2006	2/28/2015	2/28/2019
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	PACO Group, Inc.	$14,760.00	$14,760.00	Bank of America	ATL Safe Deposit Box	68015386	10/20/2006	12/31/2014	8/31/2016
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	Quadel Consulting Corporation	$109,866.00	$109,866.00	United Bank	ATL Safe Deposit Box	5390802-4401	3/26/2009	3/26/2015	4/25/2017
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	Roanoke Trade Services, Inc.	$60,000.00	$60,000.00	JP Morgan Chase	ATL Safe Deposit Box	CTCS-817283	4/20/2010	9/30/2014	10/31/2020
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	Technomarine Asia Limited	$36,793.20	$91,983.00	HSBC	ATL Safe Deposit Box	SDCHKH157010	8/26/2008	3/2/2015	3/2/2019
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	The SeaMarsh Group, Inc.	$100,000.00	$100,000.00	CBC National Bank	ATL Safe Deposit Box	158	2/1/2013	2/1/2015	
Airport Corporate Center	Hines REIT Airport Corporate Center, LLC	Nan McKay and Associates, Inc.	$99,800.85	$99,800.85	California Bank & Trust	ATL Safe Deposit Box	SB06-2205	6/10/2014	6/10/2015	8/30/2019
Building Name : Atlanta Financial Center (1)

EXHIBIT G
SELLER’S LEASING COSTS
[see attached]

Lease	Floor	Unit	Unit Type	Tenant Name	Net Rentable Area	Begin Date	End Date	Bill Code Description	Billing Area	Monthly Rate	Monthly Gross Amt	Start Date	Stop Date
136039	1	104	OFF	Navarro Specialty Services, LLC	5,716	9/17/2014	2/29/202	Free Operating Rec - Office	5,716	(11.09)	(5,280.91)	9/17/2014	12/31/201
								Free Operating Rec - Office	5,716	(11.09)	(5,280.91)	1/1/2015	2/16/201
								Free Rent - Office	5,716	(8.25)	(3,929.75)	9/17/2014	2/16/201
								Free Ex Rec Utl -Office	5,716	(1.71)	(813.30)	9/17/2014	12/31/201
								Free Ex Rec Utl -Office	5,716	(1.71)	(813.30)	1/1/2015	2/16/201
134885	3	303	OFF	Veconinter USA, LLC	978	4/15/2014	4/30/201	Free Operating Rec - Office	978	(11.09)	(903.58)	4/15/2014	7/14/201
								Free Rent - Office	978	(9.25)	(753.88)	4/15/2014	7/14/201
								Free Ex Rec Utl -Office	978	(1.71)	(139.44)	4/15/2014	7/14/201
120088	5	500	OFF	Healthy Start Coalition of Miami Dade, I	7,989	10/1/2013	4/30/202	Free Operating Rec - Office	7,989	(10.37)	(6,906.90)	10/1/2014	10/31/20
								Free Operating Rec - Office	7,989	(11.05)	(7,357.74)	10/1/2015	10/31/20
								Free Operating Rec - Office	7,989	(11.05)	(7,357.74)	10/1/2016	10/31/20
								Free Operating Rec - Office	7,989	(11.05)	(7,357.74)	10/1/2017	10/31/20
								Free Operating Rec - Office	7,989	(11.05)	(7,357.74)	10/1/2018	10/31/20
								Free Operating Rec - Office	7,989	(11.05)	(7,357.74)	10/1/2019	10/31/20
								Free Rent - Office	7,989	(7.80)	(5,192.85)	10/1/2014	10/31/20
								Free Rent - Office	7,989	(8.10)	(5,392.58)	10/1/2015	10/31/20
								Free Rent - Office	7,989	(8.40)	(5,592.30)	10/1/2016	10/31/20
								Free Rent - Office	7,989	(8.70)	(5,792.03)	10/1/2017	10/31/20
								Free Rent - Office	7,989	(9.00)	(5,991.75)	10/1/2018	10/31/20
								Free Rent - Office	7,989	(9.30)	(6,191.48)	10/1/2019	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.70)	(1,130.08)	10/1/2014	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.56)	(1,041.69)	10/1/2015	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.56)	(1,041.69)	10/1/2016	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.56)	(1,041.69)	10/1/2017	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.56)	(1,041.69)	10/1/2018	10/31/20
								Free Ex Rec Utl -Office	7,989	(1.56)	(1,041.69)	10/1/2019	10/31/20
50569	5	505	OFF	Globe Air Cargo, Inc	2,668	7/1/2014	11/30/201	Free Operating Rec - Office	2,668	(11.07)	(2,462.32)	7/1/2014	9/30/201
								Free Rent - Office	2,668	(9.25)	(2,056.58)	7/1/2014	9/30/201
								Free Ex Rec Utl -Office	2,668	(1.71)	(379.22)	7/1/2014	9/30/201

Building : 45207

Lease	Floor	Unit	Unit Type	Tenant Name	Net Rentable Area	Begin Date	End Date	Bill Code Description	Billing Area	Monthly Rate	Monthly Gross Amt	Start Date	Stop Date
138499	1	F	OFF	Nan McKay & Associates, Inc.	17,983	8/1/2014	7/31/201	Free Operating Rec - Office	17,983	(6.57)	(9,852.48)	8/1/2014	12/31/201
								Free Rent - Office	17,983	(9.00)	(13,487.25)	8/1/2014	12/31/201
								Free Ex Rec Utl -Office	17,983	(0.04)	(59.37)	8/1/2014	12/31/201

Building : 45208

Lease	Floor	Unit	Unit Type	Tenant Name	Net Rentable Area	Begin Date	End Date	Bill Code Description	Billing Area	Monthly Rate	Monthly Gross Amt	Start Date	Stop Date
120441	4	402	OFF	Lakeview Loan Servicing, LLC	4,696	3/19/2014	1/17/201	Free Operating Rec - Office	4,696	(11.02)	(4,310.92)	3/19/2014	9/18/201
								Free Operating Rec - Office	4,696	(11.02)	(4,310.92)	9/19/2014	9/30/201
								Free Operating Rec - Office	4,696	(10.25)	(4,011.17)	3/19/2014	9/18/201
								Free Rent - Office	4,696	(10.25)	(4,011.17)	9/19/2014	9/30/201
								Free Ex Rec Utl -Office	4,696	(1.44)	(562.63)	3/19/2014	9/18/201

Lease	Floor	Unit	Unit Type	Tenant Name	Net Rentable Area	Begin Date	End Date	Bill Code Description	Billing Area	Monthly Rate	Monthly Gross Amt	Start Date	Stop Date
120459	4	404	OFF	Bayview Loan Servicing, LLC	10,344	3/19/2014	7/31/202	Free Operating Rec - Office	10,344	(11.02)	(9,495.05)	3/19/2014	9/18/201
								Free Operating Rec - Office	10,344	(11.02)	(9,495.05)	3/19/2014	9/30/201
								Free Operating Rec - Office	10,344	(10.25)	(8,835.50)	3/19/2014	9/18/201
								Free Rent - Office	10,344	(10.25)	(8,835.50)	3/19/2014	9/30/201
								Free Ex Rec Utl -Office	10,344	(1.44)	(1,239.33)	3/19/2014	9/18/201
								Free Ex Rec Utl -Office	10,344	(1.44)	(1,239.33)	3/19/2014	9/30/201
120459	4	404A	OFF	Bayview Loan Servicing, LLC	15,404	1/18/2015	7/31/202	Free Rent - Office	15,404	(11.50)	(14,762.17)	1/18/2015	7/19/201
7034	5	500	OFF	Careersource Florida	25,052	6/1/2013	5/31/201	Free Operating Rec - Office	25,052	(11.52)	(24,059.37)	10/1/2014	12/31/20
								Free Rent - Office	25,052	(10.66)	(22,254.53)	6/1/2014	9/30/201
								Free Rent - Office	25,052	(10.66)	(22,254.53)	10/1/2014	1/31/201
								Free Ex Rec Utl -Office	25,052	(1.51)	(3,142.19)	10/1/2014	12/31/20

Building : 45210

Lease	Floor	Unit	Unit Type	Tenant Name	Net Rentable Area	Begin Date	End Date	Bill Code Description	Billing Area	Monthly Rate	Monthly Gross Amt	Start Date	Stop Date
7229	1	100	OFF	Norwegian Cruise Line	5,261	12/1/2006	1/31/202	Free Rent - Office	5,261	(9.38)	(4,110.16)	12/1/2014	12/31/20
								Free Rent - Office	5,261	(9.57)	(4,193.46)	12/1/2015	12/31/20
								Free Rent - Office	5,261	(9.76)	(4,276.76)	12/1/2016	12/31/20
								Free Rent - Office	5,261	(9.95)	(4,362.25)	12/1/2017	12/31/20
								Free Rent - Office	5,261	(10.15)	(4,449.93)	12/1/2018	12/31/20
								Free Rent - Office	5,261	(10.35)	(4,539.80)	12/1/2019	12/31/20
								Free Rent - Office	5,261	(10.56)	(4,629.68)	12/1/2020	12/31/20
								Free Rent - Office	5,261	(10.77)	(4,721.75)	12/1/2021	12/31/20
								Free Rent - Office	5,261	(10.99)	(4,816.01)	12/1/2022	12/31/20
7229	1	110	OFF	Norwegian Cruise Line	7,526	12/1/2006	1/31/202	Free Rent - Office	7,526	(9.38)	(5,879.69)	12/1/2014	12/31/20
								Free Rent - Office	7,526	(9.57)	(5,998.85)	12/1/2015	12/31/20
								Free Rent - Office	7,526	(9.75)	(6,118.01)	12/1/2016	12/31/20
								Free Rent - Office	7,526	(9.95)	(6,240.31)	12/1/2017	12/31/20
								Free Rent - Office	7,526	(10.15)	(6,365.74)	12/1/2018	12/31/20
								Free Rent - Office	7,526	(10.35)	(6,494.31)	12/1/2019	12/31/20
								Free Rent - Office	7,526	(10.56)	(6,622.88)	12/1/2020	12/31/20
								Free Rent - Office	7,526	(10.77)	(6,754.59)	12/1/2021	12/31/20
								Free Rent - Office	7,526	(10.99)	(6,889.43)	12/1/2022	12/31/20
7229	1	111	OFF	Norwegian Cruise Line	2,535	12/1/2006	1/31/202	Free Rent - Office	2,535	(9.38)	(1,980.47)	12/1/2014	12/31/20
								Free Rent - Office	2,535	(9.57)	(2,020.61)	12/1/2015	12/31/20
								Free Rent - Office	2,535	(9.76)	(2,060.75)	12/1/2016	12/31/20
								Free Rent - Office	2,535	(9.95)	(2,101.94)	12/1/2017	12/31/20
								Free Rent - Office	2,535	(10.15)	(2,144.19)	12/1/2018	12/31/20
								Free Rent - Office	2,535	(10.35)	(2,187.49)	12/1/2019	12/31/20
								Free Rent - Office	2,535	(10.56)	(2,230.80)	12/1/2020	12/31/20
								Free Rent - Office	2,535	(10.77)	(2,275.16)	12/1/2021	12/31/20
								Free Rent - Office	2,535	(10.98)	(2,320.58)	12/1/2022	12/31/20
7229	1	150	OFF	Norwegian Cruise Line	1,327	3/1/2007	1/31/202	Free Rent - Office	1,327	(9.38)	(1,036.72)	12/1/2014	12/31/20
								Free Rent - Office	1,327	(9.57)	(1,057.73)	12/1/2015	12/31/20
								Free Rent - Office	1,327	(9.75)	(1,078.74)	12/1/2016	12/31/20
								Free Rent - Office	1,327	(9.95)	(1,100.31)	12/1/2017	12/31/20
								Free Rent - Office	1,327	(10.15)	(1,122.42)	12/1/2018	12/31/20
								Free Rent - Office	1,327	(10.35)	(1,145.09)	12/1/2019	12/31/20
								Free Rent - Office	1,327	(10.56)	(1,167.76)	12/1/2020	12/31/20
								Free Rent - Office	1,327	(10.77)	(1,190.98)	12/1/2021	12/31/20
								Free Rent - Office	1,327	(10.99)	(1,214.76)	12/1/2022	12/31/20

7229	2	230OFF	Norwegian Cruise Line	4,534	4/1/2007	1/31/202	Free Rent - Office	4,534	(9.38)	(3,542.19	12/1/2014	12/31/20
							Free Rent - Office	4,534	(9.57)	(3,613.98	12/1/2015	12/31/20
							Free Rent - Office	4,534	(9.75)	(3,685.76	12/1/2016	12/31/20
							Free Rent - Office	4,534	(9.95)	(3,759.44	12/1/2017	12/31/20
							Free Rent - Office	4,534	(10.15)	(3,835.01	12/1/2018	12/31/20
							Free Rent - Office	4,534	(10.35)	(3,912.46	12/1/2019	12/31/20
							Free Rent - Office	4,534	(10.56)	(3,989.92	12/1/2020	12/31/20
							Free Rent - Office	4,534	(10.77)	(4,069.27	12/1/2021	12/31/20
							Free Rent - Office	4,534	(10.99)	(4,150.50	12/1/2022	12/31/20
7229	2	290OFF	Norwegian Cruise Line	7,578	7/1/2008	1/31/202	Free Rent - Office	7,578	(9.37)	(5,920.31	12/1/2014	12/31/20
							Free Rent - Office	7,578	(9.57)	(6,040.30	12/1/2015	12/31/20
							Free Rent - Office	7,578	(9.75)	(6,160.28	12/1/2016	12/31/20
							Free Rent - Office	7,578	(9.95)	(6,283.43	12/1/2017	12/31/20
							Free Rent - Office	7,578	(10.15)	(6,409.73	12/1/2018	12/31/20
							Free Rent - Office	7,578	(10.35)	(6,539.18	12/1/2019	12/31/20
							Free Rent - Office	7,578	(10.56)	(6,668.64	12/1/2020	12/31/20
							Free Rent - Office	7,578	(10.77)	(6,801.26	12/1/2021	12/31/20
							Free Rent - Office	7,578	(10.99)	(6,937.03	12/1/2022	12/31/20
6947	3	300OFF	Parson Brinkerhof Quade & Doug	15,184	8/1/2014	7/31/202	Free Operating Rec - Office	15,184	(11.35)	(14,355.38	8/1/2014	12/31/20
							Free Operating Rec - Office	15,184	(11.35)	(14,355.38	1/1/2015	4/30/201
							Free Rent - Office	15,184	(10.75)	(13,602.33	8/1/2014	4/30/201
							Free Ex Rec Utl -Office	15,184	(1.68)	(2,122.54	8/1/2014	12/31/20
							Free Ex Rec Utl -Office	15,184	(1.68)	(2,122.54	1/1/2015	4/30/201
7229	5	500OFF	Norwegian Cruise Line	22,118	12/1/2006	1/31/202	Free Rent - Office	22,118	(9.38)	(17,279.69	12/1/2014	12/31/20
							Free Rent - Office	22,118	(9.57)	(17,629.89	12/1/2015	12/31/20
							Free Rent - Office	22,118	(9.75)	(17,980.09	12/1/2016	12/31/20
							Free Rent - Office	22,118	(9.95)	(18,339.51	12/1/2017	12/31/20
							Free Rent - Office	22,118	(10.15)	(18,708.14	12/1/2018	12/31/20
							Free Rent - Office	22,118	(10.35)	(19,085.99	12/1/2019	12/31/20
							Free Rent - Office	22,118	(10.56)	(19,463.84	12/1/2020	12/31/20
							Free Rent - Office	22,118	(10.77)	(19,850.91	12/1/2021	12/31/20
							Free Rent - Office	22,118	(10.99)	(20,247.19	12/1/2022	12/31/20
7229	6	600OFF	Norwegian Cruise Line	22,046	8/1/2007	1/31/202	Free Rent - Office	22,046	(9.38)	(17,223.44	12/1/2014	12/31/20
							Free Rent - Office	22,046	(9.57)	(17,572.50	12/1/2015	12/31/20
							Free Rent - Office	22,046	(9.75)	(17,921.56	12/1/2016	12/31/20
							Free Rent - Office	22,046	(9.95)	(18,279.81	12/1/2017	12/31/20
							Free Rent - Office	22,046	(10.15)	(18,647.24	12/1/2018	12/31/20
							Free Rent - Office	22,046	(10.35)	(19,023.86	12/1/2019	12/31/20
							Free Rent - Office	22,046	(10.56)	(19,400.48	12/1/2020	12/31/20
							Free Rent - Office	22,046	(10.77)	(19,786.29	12/1/2021	12/31/20
							Free Rent - Office	22,046	(10.99)	(20,181.28	12/1/2022	12/31/20

TENANT INDUCEMENTS			
Building 1			
EasyScripts - 1	$382,924.00	TI Allowance	By Tenant (Amicon)
Building 4			
Cowheard - 4	$31,110.00	TI Allowance	By Tenant (TBD)
Marchon - 4	$8,156.00	TI Allowance	By Tenant (TBD)
Building 5			
Healthy Start	$28,346.12	TI Allowance	TBD
Navarro - 5	$99,798.00	TI Allowance	By Hines (Wellington)
Globe Air Cargo -5	$19,199.61	Turnkey	By Hines (Wellington)
Building 7			
Parker Hannafin - 7	$37,080.00	Turnkey	By Tenant (TBD)
Parker Hannafin-7	$3,000.00	TI Allowance	By Tenant (TBD)
Parker Hannafin - 7	$46,350.00	$43,260 in TI Allowance + $3,090 in Turnkey	By Tenant (TBD)
Sigue 7	$45,080.00	TI Allowance	By Tenant (SFC)
Nan McKay	$269,745.00	TI Allowance	By Hines (TBD)
Building 8			
Terralex-8	$516.96	TI Allowance	By Tenant (TBD)
CaroTrans - 8	$10,092.00	TI Allowance	By Tenant (TBD)
Bayview - 8	$289,632.00	TI Allowance	By Tenant (Fortsite)
Lakeview - 8	$131,488.00	TI Allowance	By Tenant (Fortsite)
SFWF - 8	$375,780.00	TI Allowance	By Tenant (TBD)
Bayview Expansion - 8	$541,450.60	TI Allowance	By Tenant (Fortsite)
Bayview Extension - 8	$20,688.00	TI Allowance	By Tenant (Fortsite)
Lakeview Extension - 8	$9,392.00	TI Allowance	By Tenant (Fortsite)
Building 9			
GE -9	$4,430.02	TI Allowance	By Tenant (TBD)
Hertz Corp - 9	$5,405.53	TI Allowance	By Tenant (TBD)
UHC - 9	$15,282.00	TI Allowance	By Tenant (TBD)
UHC Expansion - 9	$9,420.00	TI Allowance	By Tenant (TBD)
Building 10			
URS -10	$3,368.46	TI Allowance	By Tenant (TBD)
URS -10	$297,720.00	$138,936 in TI Allowance + $158,784 in Turnkey	Allowance by Tenant (TBD) / Turnekey by Hines (TBD)
Trane-10	$1,017.68	TI Allowance	By Tenant (TBD)
Parsons	$119,842.79	TI Allowance	By Hines (Wellington)
TOTAL - TENANT INDUCEMENTS	**$2,806,314.77**		
COMMISSIONS - EXTERNAL			
Building 4			
Nu-Tech - 4	$1,118.04		
Conagra -4 (Colliers)	$5,057.34		
HCR - 4 (CBRE)	($385.66)		
UBM Aviation - 4	$265.90		
Building 5			
Best Interior (CAWF) -5	$4,093.69		
Ross & Baruzzini - 5	$2,033.19		
Maxim -5 (Colliers)	$15,439.47		
Navarro - 5 (CBRE)	$5,992.04		
Building 7			
Magellan (C&W) - 7	$2,371.78		
Nan McKay (Jones LaSalle)	$26,908.56		
Building 8			
Gannett Fleming - 8 (CBRE)	$1,210.00		
Bayview Extentsion - 8 (Cresa)	$4,598.32		
Bayview Extentsion - 8 (CBRE)	$2,299.15		
Bayview Expansion - 8 (Cresa)	$39,819.33		
Bayview Expansion - 8 (CBRE)	$19,909.67		
APL - 8 (CBRE)	$10,707.35		
Building 9			
UHC -9 (JL LaSalle)	$33,388.26		
Building 10			
NCL-10	$55,400.04		
Parsons - 10 (CBRE)	$37,846.56		
Parsons - 10 (Newmark)	$77,777.39		
URS	$134,271.83		
Building 11			
NCL-11	$181,455.35		
Rounding	($0.10)		
TOTAL - COMMISSION - EXTERNAL	**$661,577.50**		
BUILDING IMPROVEMENTS			
Improvements related to URS lease	$129,805.92		
TOTAL - BUILDING IMPROVEMENTS	**$129,805.92**		

Notes:

Forecasted July 2014 Payments	
Bayview - 8	$289,632.0
Lakeview - 8	$131,488.0
Sigue 7	$45,080.0
Total	**$466,200.**
Forecasted August 2014 Payments	
Navarro - 5	$99,798.0
Globe Air Cargo -5	$19,199.6
Parsons	$119,842.7
Total	**$238,840.**

EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
________________________, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    All of Seller’s right, title, and interest in and to all furniture, equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) or used exclusively in connection with the ownership or operation of the Improvements (the “Personal Property”), specifically including the items listed on Exhibit A-1 attached hereto (the “Scheduled Personal Property”), but specifically excluding any of the following that are not listed on Exhibit A-1: (i)  items of personal property owned by lawful tenants (each a “Tenant”) of the Improvements, (ii) items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets (as defined in the Purchase Agreement);
(c)    All of Seller’s right, title and interest, as lessor, in, to and under all leases, rental agreements, license agreements or occupancy agreements, and all amendments, renewals, modifications and supplements thereto (“Tenant Leases”) with the Tenants set forth on Exhibit B attached hereto (which Tenant Leases are also listed on said Exhibit B), together with all refundable security deposits, parking deposits, construction deposits or other deposits of any nature of Tenants and held by Seller as listed on Exhibit B attached hereto (collectively, “Tenant Deposits”) and all Tenant Lease guaranties listed on said Exhibit B;
(d)    All of Seller’s right, title, and interest under all service contracts, maintenance contracts, equipment leasing agreements, leasing agreements, leasing commission agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property and Improvements set forth on Exhibit C attached hereto (the “Service Contracts”);
(e)    All of Seller’s right, title, and interest under the tenant work contracts set forth on Exhibit D attached hereto (“Tenant Work Contracts”);
(f)    All of Seller’s right, title and interest under the project improvement contracts set forth on Exhibit E attached hereto (“Project Improvement Contracts”);
(g)    All of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, consents, authorizations, variances, waivers, dedications, subdivision maps, development rights and entitlements issued, approved or granted (including by any governmental authority or agency) in connection with the Real Property and the Improvements, together with all renewals and modifications thereof, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(h)    Any and all of Seller’s right, title and interest in and to all assignable and transferable intangible property, if any, owned by Seller and related to the Real Property and Improvements, including, without limitation: (i) any and all trade names (including, without limitation, the name “Airport Corporate Center”) and all goodwill related thereto, trademarks, logos, photographs of the Improvements, and service marks (in each case, if any) owned by Seller and utilized by Seller (or which Seller has a right to utilize) solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Hines Interest Limited Partnership, Hines, Seller, its affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained; (ii) all assignable plans and specifications and other architectural and engineering drawings for the Real Property and Improvements; (iii) all assignable warranties or guaranties given or made with respect to the Improvements or Personal Property; and (iv) the following domain name and website operated under such domain name: www.airportcorporate.com (the “Intangible Property Rights”).
The Personal Property (including the Scheduled Personal Property), Tenant Leases, Tenant Deposits, Service Contracts, Tenant Work Contracts, Project Improvement Contracts, Licenses and Permits and Intangible Property Rights are hereinafter collectively referred to as the “Property.”
Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF PURCHASE AND SALE BETWEEN SELLER AND PURCHASER DATED _____________, 2014, REGARDING THE PROPERTY (as at any time amended, the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE, EXCEPT AS EXPRESSLY STATED IN THE PURCHASE AGREEMENT, ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES AGAINST SELLER BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Tenant Leases, Tenant Work Contracts, Project Improvement Contracts, and Licenses and Permits assigned to Purchaser, which are to be first performed or observed on or subsequent to the date hereof, and (ii) all leasing commissions, brokerage commissions, tenant improvement allowances and other expenditures incurred in connection with the lease of space in the Real Property and improvements in accordance with Section 10.4(e) of the Purchase Agreement.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. The obligations of Seller under this General Conveyance are limited by the provisions of Section 16.1 of the Purchase Agreement.

EXECUTED as of the ______ day of _______________, 2014.
SELLER:

,
a Delaware limited liability company

By: ___________________________

Name: ________________________

Title: __________________________

PURCHASER:
,
a
By:
Name:
Title:

EXHIBIT I
FORM OF SPECIAL WARRANTY DEED

PREPARED BY AND WHEN RECORDED RETURN TO: ____________________ ____________________ ____________________ ____________________

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made this ____ day of ___________, 2014, by ________________________________, a Delaware limited liability company (the “Grantor”), to _________________________________, a ______________________ (the “Grantee”).
W I T N E S S E T H :
That, for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant, bargain, sell, alien, confirm, release and convey unto the Grantee, those certain parcels of land situate, lying and being in Miami-Dade County, Florida being described on Exhibit A attached hereto and made a part hereof together with all structures and improvements on the Land (collectively, the “Property”).
TOGETHER WITH all right, title and interest of Grantor in and to (i) any land lying in the bed of any street or highway, opened or proposed, in front of or adjoining the Land; and (ii) all easements, tenements, hereditaments, appurtenances, riparian rights, rights of way, privileges, and licenses appurtenant to the Property.
TO HAVE AND TO HOLD, the same in fee simple forever.
SUBJECT TO (a) all easements, covenants, restrictions, reservations and limitations of record, including without limitation, the matters reflected on the attached Exhibit B, without reimposing same; (b) taxes and assessments for the year 2014 and thereafter; (c) matters that would be disclosed by an accurate survey; (d) all present and future zoning, building, and other laws, ordinances, codes, restrictions, and regulations of all governmental authorities having jurisdiction and applicable to the Property; (e) rights of tenants under leases; and (f) Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Notice of Future Advance, dated as of August 4, 2011 recorded in Official Records Book ____ at Page ____ of the Public Records of Miami-Dade County, Florida [here add other documents related to the Loan Assumption and all related recorded security instruments].

SUBJECT TO the matters described above, Grantor specially warrants the title to the said Property and will defend the same against the lawful claims of all persons whomsoever claiming by, through or under Grantor, but not otherwise.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed as of the date first above written.
GRANTOR:

Signed, sealed and delivered in the presence of: Witness:________________________ Printed Name: Witness:________________________ Printed Name:	_________________________________, a Delaware limited liability company By: Name: Title:

STATE OF __________    )
) ss:
COUNTY OF ________    )

The foregoing instrument was acknowledged before me this ____ day of _____________, 2014, by ___________________________, as ____________ of _____________________________, a Delaware limited liability company, on behalf of said entity. He/She is personally known to me or has produced a driver’s license as identification.

_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)

EXHIBIT J
LIST OF MORTGAGE LOAN DOCUMENTS
Amended and Restated Mortgage Note in the original principal amount of $79,000,000, made by HRACC I, payable to John Hancock Life Insurance Company (U.S.A.) (“Lender”)
Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement and Notice of Future Filing by HRACC I in favor of Lender
Assignment of Leases and Rents by HRACC I to Lender
Assignment of Agreements, Permits and Contracts by HRACC I to Lender
Guaranty Agreement by Hines Real Estate Investment Trust, Inc. in favor of Lender
Indemnification Agreement by HRACC I and Hines Real Estate Investment Trust, Inc. in favor of Lender
UCC-1 Financing Statement with HRACC I, as Debtor, and Lender, as Secured Party
Additional Funding Agreement executed by HRACC I and Lender
Operations and Maintenance Agreement
Manager’s Consent and Subordination of Management Agreement
Subordination, Nondisturbance and Attornment Agreement by NCL (Bahamas) Ltd., d/b/a Norwegian Cruise Line, as tenant, NCL Corporation, Ltd., as guarantor, Lender, and HRACC I

EXHIBIT K
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company, (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:

HINES REIT AIRPORT CORPORATE CENTER LLC,
a Delaware limited liability company

By: ___________________________

Name: ________________________

Title: __________________________

EXHIBIT L
SCHEDULE OF PERSONAL PROPERTY

Tools, Equipment & Supplies	Description	Quantity	Location
Engineering Office
Monitors		4	Engineering Office
Desktops		4	Engineering Office
Printers		3	Engineering Office
Fax		1	Engineering Office
Telephones		3	Engineering Office
Refrigerator		1	Engineering Office
Microwave		1	Engineering Office
Toaster Oven		1	Engineering Office
Dishwasher		1	Engineering Office
Coffee Maker		1	Engineering Office
Cappuccino Maker		1	Engineering Office
Water Cooler		1	Engineering Office
Hole Puncher		1	Engineering Office
Blueprint Printer		1	Engineering Office
Fluke	True RMS Champ Meter	1	Shop
Fluke 51 II	Thermometer	2	Shop
Fluke 50S	Thermometer	1	Shop
Fluke 971	Temperature Humidity Meter	2	Shop
Labeling System	Electronic Labeling System	1	Shop
Buss Fuse Puller		2	Shop
Hygrometer	Dry bulb Wet Bulb Thermometer	3	Shop
Digital Pressure Gauge	Pressure Range 0-100 psig	1	Shop
R-134 A/C Coupler	Couplers Interface with R-134	2	Shop
Stapler	Hi-capacity Heavy Duty	2	Shop
Hole Puncher	2-hole Puncher	1	Shop
Hole Puncher	3-hole puncher	1	Shop
120V Timer	Program Repeats Every 7 days	1	Shop
Amprobe ACDC-3000	True RMS Champ Meter	1	Shop
Rubber Mullet		2	Shop
Dead Blow Hammer		1	Shop
Ball Pein Hammer		1	Shop
Sledge Hammer		2	Shop
Rip Claw Hammer		1	Shop
Drywall Hammer Steel		1	Shop
Aviation Snip M2		2	Shop
Aviation Snip M3		2	Shop
Aviation Snip M1		2	Shop
Aviation Snip M7		1	Shop
Aviation Snip M6		1	Shop
Milwaukee Aviation Snip M1		1	Shop
Malco C5	Pipe Crimper	1	Shop
Mini Bolt Cutter	Bott Cutter 8"	1	Shop
Bott Cutter	Bott Cutter 14"	1	Shop
Diagonal	Diagonal Cutter 8"	1	Shop
Conduit bender with Handle	3/4" EMT Bender	2	Shop
Bolt Cutter #1		1	Shop

Vise Grip	Locking C-Clamp 6"	4	Shop
Vise Grip	Locking C-Clamp 11"	3	Shop
Nut Drivers Set	3/16, 1/4, 5/16, 11/32, 3/8 & 1/2"	1	Shop
Screw Driver Set		1	Shop
Rigid Pipe Wrench 18"		2	Shop
Hinge Tweeker		1	Shop
Combination Wrench Set		1	Shop
Ratcheting Box Wrench Set		1	Shop
Gooseneck Wrecking Bar		1	Shop
Hack Saw		2	Shop
Greenlee K09-2GL	Crimping Tool	1	Shop
Hand Saw 18"		1	Shop
Hand Saw 29"		1	Shop
24" Level		1	Shop
48" Level		1	Shop
Dewalt Charger DW9116		4	Shop
Dewalt Battery DC9091		4	Shop
Dewalt Charger DC9310		1	Shop
Rigid Charge		1	Shop
Rigid R84001 3/8"	18v Drill	1	Shop
Dewalt DC385	18v Sawzall	1	Shop
Fotec	Fiber Optic Test Equipment	1	Shop
Dremel Multipro	Variable Speed Rotary Tool	2	Shop
Fluke 561	IR Thermometer	1	Shop
Imperial Flare Tubing Tool		1	Shop
Magna 95978	Tap and Die Set	1	Shop
Hilti TE 16-C	Rotary Hammer	1	Shop
Milwaukee 6021-21	5" Random Orbit Snader	1	Shop
Extech EA80	Indoor Air Quality Meter	1	Shop
Milwaukee M12 Hackzall	With 3 Battery and Charger	1	Shop
Dewalt DW292	Impact Wrench	1	Shop
Dewalt DW318	Orbital Jig Saw	1	Shop
Milwaukee 6511	Swazall	1	Shop
Dewalt D25303	Rotary Hammer	1	Shop
Dewalt DW331	Orbital Jig Saw	1	Shop
Dewalt DW505	VSR Hammer Drill	1	Shop
Vaccum Cups		2	Shop
Dewalt D180005	Hole Saws Set	1	Shop
O-Ring Kits		2	Shop
TIF H10A	Halogen Leak Detector	1	Shop
Westward #4PM18	89 Piece Sacket Wrench Set	1	Shop
Westward #4YR25	Combination Wrench Set	1	Shop
Drill Dactar	Drill Bit Sharpener	1	Shop
Marsan #39001	Rivet Kit	1	Shop
Geenlee 2007	Circuit Tracer	1	Shop
Greenlee Slug Buster 7238SB	Knackout Punch Set	1	Shop
Westward	Assorted Tips	1	Shop
Lawson #975594	Retaining Ring Plier Kit	1	Shop
Dayton 1JYV1	Fully Automatic Battery Charger	1	Shop
Extech #407026	Light Meter	1	Shop
Posi Lack #102	Gear and Bearing Puller	1	Shop
Posi Lack #104	Gear and Bearing Puller	1	Shop
Posi Lack #106	Gear and Bearing Puller	1	Shop

Westward CLM06	6" C-Clamp	2	Shop
Westward	10" C-Clamp	1	Shop
Dewalt DW292	Impact Wrench	1	Shop
Dewalt DW160V	3/8 Right angle VSR Drill	1	Shop
Dewalt DW892	Heavy Duty 14 Gauge Shear	1	Shop
Westward 1YNB4	Belt Cutter	1	Shop
Ideal #31-057	Steel Fish Tape	1	Shop
Makitar G00601	1/4" Die Grinder	1	Shop
Power Glide	3/8" VSR Drill	1	Shop
Packing Extractor Kit		2	Shop
Ramset Cobra Gun	Fastening System	1	Shop
Skilsaw 5250	Circular Saw	1	Shop
Rigid Pipe Wrench 24"		2	Shop
Rigid Pipe Wrench 36"		2	Shop
Paulan 2375	Chain Saw	2	Shop
Milwaukee 6390-20	Circular Saw	1	Shop
Milwaukee 6230-6	Band Saw	1	Shop
Dewalt DW680	3 1/4" Heavy Duty Planer	1	Shop
Rigid 69982	In-Place Sail Pipe Cuter	1	Shop
Dewalt DW705	Compound Miter Saw	1	Shop
Dewalt Table Saw		1	Shop
Impact Sacket Set		1	Shop
Dewalt D28402	Angle Grinder	1	Shop
Speedorire Compressor		1	Shop
Alnor Barlometer	Measure Supply Overturn Air	1	Shop
Hach DR/890	Color Meter	1	Shop

Simmer Utility Pump		2	Bldg. 8 Westside Garage Storage Room
Zoeller M98	1/2 HP Sump Pump	34	Bldg. 8 Westside Garage Storage Room
Wet/Dry Vaccum		6	Bldg. 8 Westside Garage Storage Room
Liberty Pump	Drain Pump	1	Bldg. 8 Westside Garage Storage Room
Sump Pump Drain Kits		2	Bldg. 8 Westside Garage Storage Room
Pressure Washer		2	Bldg. 8 Westside Garage Storage Room
2" Gas Trash Pumps + Hoses		2	Bldg. 8 Westside Garage Storage Room
4" Gas Trash Pumps + Hoses		1	Bldg. 8 Westside Garage Storage Room
Goodway Ram 4	Chiller Tube Cleaner	1	Bldg. 8 Westside Garage Storage Room
Genie Z-30/20		1	Bldg. 8 Westside Garage
Up-Right Lift		1	Bldg. 8 Westside Garage
Rigid Kollmann	Drain Line Cleaning Machine	1	Bldg. 8 Domestic Water Pump Room
Rigid K-60	Drain Line Cleaning Machine	1	Bldg. 8 Domestic Water Pump Room
Zoeller N267-F	1/2 HP Sump Pump	1	Bldg. 8 Westside Garage Storage Room
25' Electric Drain Cleaning Snake		1	Bldg. 8 Westside Garage Storage Room
Pelauze P1009 Utility Scale		2	Bldg. 8 UPS Room
CPS CC220	Compute-A-Charger Scale	1	Bldg. 8 UPS Room

50' 3/8 Soft Copper Tube		1	Bldg. 8 UPS Room
JB Platinum Series Vacuum		1	Bldg. 8 UPS Room
Robinarir 25175B	Refrigerant Recovery System	1	Bldg. 8 UPS Room
2.5 Gallons Refrierant Oil		1	Bldg. 8 UPS Room
Portable Generator	6200 Watts	1	Bldg. 5 Generator Room
Portable Generator	6200 Watts	1	Bldg. 4 Generator Room
Campbell Hausfeld Air Compressor	5HP Air Compressor	1	Bldg. 8 Eastside Garage Storage Hazmat Room
Thermal Arc 161S	Portable DC Welder	1	Bldg. 8 Eastside Garage Storage Hazmat Room
Dayton Hoists	Manual Hand Chain Hoist	1	Bldg. 8 Eastside Garage Storage Hazmat Room
Millermatic 140	115v Wire Welder	1	Bldg. 8 Eastside Garage Storage Hazmat Room
Port-A-Touch with Tanks	Welding Torch	2	Bldg. 8 Eastside Garage Storage Hazmat Room
Oxygen Compressed Tanks		3	Bldg. 8 Eastside Garage Storage Hazmat Room
Acetylene Dissolved Tanks		3	Bldg. 8 Eastside Garage Storage Hazmat Room
Rigid Tristand		1	Bldg. 8 Eastside Garage Storage Hazmat Room
Round Paint Shovel		1	Bldg. 8 Eastside Garage Storage Hazmat Room
Square Blade Shovel		1	Bldg. 8 Eastside Garage Storage Hazmat Room
Pick Mattack		1	Bldg. 8 Eastside Garage Storage Hazmat Room
Carpet Dryer		1	Bldg. 8 Eastside Garage Storage Hazmat Room
Safety Storage Cabinet		5	Bldg. 8 Eastside Garage Storage Hazmat Room

5 Gallon Gasoline Tanks		8	Bldg. 8 Eastside Garage Storage Hazmat Room
Safety Can		2	Bldg. 8 Eastside Garage Storage Hazmat Room
R-11 Refrigerant (147.75 lbs)		147.75 lbs	Bldg. 8 Eastside Garage Storage Hazmat Room
R-123 Refrigerant (83.1875 lbs)		83.1875 lbs	Bldg. 8 Eastside Garage Storage Hazmat Room
R-134A Refrigerant (15.75 lbs)		15.75 lbs	Bldg. 8 Eastside Garage Storage Hazmat Room
R-22 Refrigerant (30 lbs)		30 lbs	Bldg. 8 Eastside Garage Storage Hazmat Room
R-410A Refrigerant (31.0625 lbs)		31.0625 lbs	Bldg. 8 Eastside Garage Storage Hazmat Room
1 Gallon Tank		1	Bldg. 8 Eastside Garage Storage Hazmat Room

Item	Manufacturer	Model/Type	Quantity	Bldg/Suite
Management Office
Reception Desk	N/A	Black	1	7300/100
Reception Chair	N/A	Black	1	7300/100
Reception Credenza	N/A	Black	1	7300/100
Visitor Chairs	N/A	Blue	4	7300/100
Visitor Coffee Table	N/A	Glass and wood	1	7300/100
Conference Room Table	N/A	Cherry wood finish	2	7300/100
Conference Room TV	N/A	Black	1	7300/100
Conference Room Chairs	N/A	Blue	8	7300/100
Conference Room Chairs	N/A	Black	12	7300/100
Conference Room Credenza	N/A	Cherry wood finish	1	7300/100
Assorted Framed Art	N/A	Hines	5	7300/100
Assorted Framed Photos	N/A	Large and small	10	7300/100
Kitchen Table	N/A	Formica	1	7300/100
Kitchen Chairs	N/A	Red - cloth	4	7300/100
Refrigerator	General Electric	Beige	1	7300/100
Shredding Machine	Swingline	Black	1	7300/100
Paper Cutter	Boston 2612	Beige	1	7300/100
Pencil Sharpener	N/A	Black/beige	2	7300/100
Electric Punch	N/A	Beigh/gray	2	7300/100
Coffee Maker	Kerig	Black	1	7300/100
Microwave	Frigidare	White	1	7300/100
Espresso Machine	Lavazza	Black and gold	1	7300/100
Cookie Machine	OTIS Spunkmeyer	Silver	1	7300/100
Overn Toaster	Hamilton Beach	Black	1	7300/100
Toaster	Black & Decker	White	1	7300/100
Water Machine	N/A	Gray	1	7300/100
Computer Server w/Monitor	N/A	Black	2	7300/100
Computer for Display TV's in the lobby		Black	1	7300/100
Workstations	N/A	Cherry wood finish	2	7300/100
Workstation Chairs	N/A	Black	2	7300/100
Desk	N/A	Black	1	7300/100
Desks	N/A	Cherry wood finish	6	7300/100
Desk	N/A	Birch wood finish	1	7300/100
Desk Chairs	N/A	Black	8	7300/100
Desk Chairs	N/A	Cherry wood and black	6	7300/100
Desk Chairs	N/A	Cherry wood and fabric	10	7300/100
Office Chairs	N/A	Black	8	7300/100
File Cabinets	N/A	Metal	12	7300/100
File Cabinets	N/A	Cherry wood finish	11	7300/100
Book Cases	N/A	Cherry wood finish	6	7300/100
Printer	N/A	HP LaserJet 1022	5	7300/100
Printer	N/A	HP LaserJet P1505	1	7300/100
Printer	N/A	HP LaserJet 4240n	1	7300/100
Printer	N/A	HP Color LaserJet P2035	1	7300/100
Printer	N/A	HP Color LaserJet CP4005n	1	7300/100
Computers	N/A	Black	11	7300/100
Monitors	N/A	Black	16	7300/100
Office Telephones	N/A	NEC	17	7300/100
Phone System	N/A		1	7300/100
Conference Speaker Phones	N/A		8	7300/100

EXHIBIT M
EXISTING TENANT WORK CONTRACTS

EXHIBIT N
PROJECT IMPROVEMENT CONTRACTS
None.

EXHIBIT O

FORM OF NOTICE OF SALE AND ASSIGNMENT OF CONTRACT
3324931_2

__________ __, 201__

TO:	All Contract Parties with respect to Airport Corporate Center, Miami, Dade County, Florida

RE:	Conveyance of real property commonly known as Airport Corporate Center and located at 7200-7665 Corporate Center Drive, Miami, Florida (the "Property"); Assignment and Assumption of Contracts

Ladies and Gentlemen:
You are hereby notified that HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company ("Assignor"), has conveyed the above referenced Property to ____________________________, a Delaware ______________ ("Assignee"), as of the date of this letter. You are currently performing services with respect to the Property under a contract (the "Contract") with Assignor described in Exhibit A attached to this letter.
Effective as of the date of this letter, Assignor has assigned to Assignee all of Assignor's right, title and interest under the Contract, and Assignee has assumed the obligations of Assignor under the Contract which are to be first performed or observed on or after the date hereof.
From and after the date of this letter of this letter, any and all notices to the owner of the Property under the Contract are to be sent to the following address (unless and until Assignee hereafter designates an alternative address for notices):

_________________________
_________________________
Attn:_____________________

If you have any questions regarding the foregoing, please contact ___________________ of ______________________, property manager for Assignee, at ________________.

[Signatures appear on following page.]

Very truly yours,
ASSIGNOR:
HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
_________________________________, a Delaware ______________________

By:
Name:
Title:

[Signature Page to Notice of Sale and Assignment of Contract]

EXHIBIT A

Description of Contract

EXHIBIT P
FORM OF CONTRACTOR ESTOPPEL CERTIFICATE
ACKNOWLEDGEMENT OF CONTRACTOR
(Assigned Construction Contract - _______________)

THIS ACKNOWLEDGEMENT OF CONTRACTOR ("Acknowledgement") is executed as of ___________ __, 20___, by the undersigned ("Contractor"), for the benefit of __________________________________, a Delaware _____________________ ("Assignee"), and Commonwealth Land Title Insurance Company ("Title Company").

Understanding that HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company ("Assignor") has assigned the Construction Contract, as hereinafter defined, to Assignee, that Title Company is issuing its policy of insurance to Assignee in connection with Assignee's purchase from Assignor of the real property and improvements to which the Construction Contract relates (the "Property") and that Assignee and Title Company are relying on this Acknowledgement, Contractor hereby represents and warrants to, and consents and agrees with, Assignee as follows:

1.    Construction Contract. Attached hereto as Exhibit "A" is a true, correct and complete copy of the agreement and all addendums, attachments, supplements, additions and amendments or change orders thereto (collectively, the "Construction Contract") between Contractor, as the contractor, and Assignor, as the owner, relating to the work described therein ("Work"). The Contract has not been amended except as included in Exhibit "A."

2.    Consent. Contractor acknowledges that Assignor has assigned the Construction Contract to Assignee. Contractor hereby consents to the assignment of the Construction Contract to Assignee to the extent required under the Construction Contract.

3.    Status of Work. As of the date hereof, the Work which is the subject of the Construction Contract has commenced, __________ of the Work has been completed, $________ has been paid under the Construction Contract and $________ (which includes any retainage amounts) remains to be paid under the Construction Contract for the payment in full for all of the Work. If Contractor has retained, hired or contracted with any subcontractors, materialmen, suppliers or equipment vendors for the performance of the Work, Contractor has paid such parties all amounts owing to them by Contractor to date with respect to the Work.

4.    No Default or Termination. The Construction Contract is in full force and effect and there are no defaults under the Contract by either Assignor or Contractor thereunder.

5.    Permits. All approvals, permits and licenses (including, without limitation, a building permit) necessary for the Work have been obtained from all necessary governmental authorities in either the name of Contractor or Assignor. Contractor acknowledges that Assignor’s interest in all permits has been assigned to Assignee.

6.    Electronic Delivery. Delivery of an executed counterpart of this Acknowledgement by electronic mail or facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Acknowledgement. Title Company is also entitled to rely on Contractor's representations and warranties made herein.

[Remainder of page intentionally left blank.]

DATED as of the date first above written.

CONTRACTOR:

________________________________

By:
Name:
Title:

EXHIBIT Q

EXISTING TAX APPEALS

2013 Ad Valorem Tax Appeal (pending)

EXHIBIT R

FORM OF SELLER'S CERTIFICATE

STATE OF ______________
COUNTY OF ____________
Hines REIT Airport Corporate Center LLC, a Delaware limited liability company (hereinafter called “Seller”), hereby certifies as follows:
That Seller is in actual possession of the real property situate in Miami-Dade County, Florida, more particularly described on Exhibit A attached hereto (hereinafter referred to as the “Property”), and no other person has any right to possession except for those tenants described on the Rent Roll attached hereto as Exhibit B, none of which has any option to purchase the Property or right of first refusal or right of first offer with respect to a purchase of the Property.
That there are no suits, judgments, bankruptcies or executions pending against Seller in any court whatever that could in any way affect the title to the Property or constitute a lien thereon.
That no improvements or repairs have been made to the Property pursuant to contracts executed by Seller during the ninety (90) day period immediately preceding the date of this Affidavit for which there are unpaid bills, either for labor or materials used in making improvements or repairs on said Property, or for services of architects, surveyors or engineers incurred in connection therewith.
That, to Seller's actual knowledge, [except as scheduled on Exhibit C attached hereto,] no tenant (i) currently is making repairs or alterations to the Property (including its leased premises) under a construction contract entered into by such tenant or (ii) has completed such improvements within the ninety (90) day period preceding the date hereof under a construction contract entered into by the tenant.
That this Certificate is given in order to induce Commonwealth Land Title Insurance Company ("Title Company") to issue its owner's policy of title insurance in favor of Purchaser with respect to the Property and to induce Title Company to issue its endorsement or loan policy in favor of John Hancock Life Insurance Company with respect to the Property and insuring the lien of said mortgage in the full amount of the mortgage loan.

FURTHER AFFIANT SAYETH NAUGHT.
HINES REIT AIRPORT CORPORATE CENTER LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

PROPERTY LEGAL DESCRIPTION

EXHIBIT B

RENT ROLL